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                            STOCK PURCHASE AGREEMENT



                                     among:



                              ISONICS CORPORATION,
                            a California corporation


                         METALLURGY INTERNATIONAL, INC.,
                              a Nevada corporation


                                       and


                   INTERNATIONAL PROCESS RESEARCH CORPORATION,
                             a Colorado corporation



                           ---------------------------
                           Dated as of April 30, 1998
                           ---------------------------
================================================================================


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                                TABLE OF CONTENTS

                                                                            PAGE


SECTION 1.     DESCRIPTION OF TRANSACTION.....................................1

      1.1      Sale and Transfer of the Shares................................1

      1.2      Purchase Price.................................................1

      1.3      Delivery of the Shares and Purchase Price......................1

      1.4      Accounting Treatment...........................................2

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF SELLER.......................2

      2.1      Due Organization; No Subsidiaries; Etc.........................2

      2.2      Articles of Incorporation and Bylaws; Records..................3

      2.3      Capitalization, Etc............................................3

      2.4      Financial Statements...........................................4

      2.5      Absence of Changes.............................................4

      2.6      Title to Assets................................................6

      2.7      Bank Accounts; Receivables.....................................6

      2.8      Equipment; Leasehold...........................................7

      2.9      Proprietary Assets.............................................7

      2.10     Contracts......................................................8

      2.11     Liabilities...................................................10

      2.12     Compliance with Legal Requirements............................10

      2.13     Governmental Authorizations...................................11

      2.14     Tax Matters...................................................11

      2.15     Employee and Labor Matters; Benefit Plans.....................12

      2.16     Environmental Matters.........................................14

      2.17     Insurance.....................................................15

      2.18     Related Party Transactions....................................15

      2.19     Legal Proceedings; Orders.....................................16

      2.20     Authority; Binding Nature of Agreement........................16

      2.21     Non-Contravention; Consents...................................17

      2.22     No Brokers or Finders Fees....................................18

      2.23     Investment....................................................18

      2.24     Full Disclosure...............................................18

                                       i.

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                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF PURCHASER...................18

      3.1      SEC Filings; Financial Statements.............................19

      3.2      Authority; Binding Nature of Agreement........................19

      3.3      Valid Issuance................................................19

      3.4      No Brokers or Finders Fees....................................19

      3.5      Organization and Qualification................................20

      3.6      Absence of Breach; No Consents................................20

SECTION 4.     PRE-CLOSING COVENANTS OF SELLER AND THE COMPANY...............20

      4.1      Access and Investigation......................................20

      4.2      Operation of Business.........................................20

      4.3      Filings and Consents..........................................21

      4.4      Notification; Updates to Disclosure Schedule..................21

      4.5      No Negotiation................................................22

      4.6      Best Efforts..................................................22

SECTION 5.     PRE-CLOSING COVENANTS OF PURCHASER............................23

      5.1      Notification..................................................23

      5.2      Filings.......................................................23

      5.3      Best Efforts..................................................23

SECTION 6.     CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE.......23

      6.1      Accuracy of Representations and Warranties....................23

      6.2      Delivery of Closing Documents.................................24

      6.3      Performance of Obligations....................................24

      6.4      No Adverse Change.............................................24

      6.5      Compliance Certificate........................................25

      6.6      No Legal Proceedings..........................................25

      6.7      No Claim Regarding Stock Ownership or Sale Proceeds...........25

      6.8      No Prohibition................................................25

SECTION 7.     CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE..........25

      7.1      Accuracy of Representations and Warranties....................25

      7.2      Delivery of Closing Documents.................................25

                                       ii.

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                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE

      7.3      Performance of Obligations....................................26

      7.4      Release of Guarantee of Bank Line of Credit...................26

      7.5      Release of Encumbrances on the Shares.........................26

      7.6      No Injunction.................................................26

SECTION 8.     TERMINATION...................................................26

      8.2      Termination Procedures........................................27

      8.3      Effect of Termination.........................................27

      8.4      Nonexclusivity of Termination Rights..........................27

SECTION 9.     INDEMNIFICATION, ETC..........................................28

      9.1      Survival of Representations, Etc..............................28

      9.2      Indemnification by Seller.....................................28

      9.3      Indemnification by Purchaser..................................29

      9.4      Satisfaction of Indemnification Claim; No Contribution........30

      9.5      Payment.......................................................30

      9.6      Notice of Claims..............................................30

      9.7      Disputed Claims...............................................30

      9.8      Defense of Third Party Claims.................................31

      9.9      Interest......................................................32

SECTION 10.    MISCELLANEOUS PROVISIONS......................................32

      10.1     Seller's Agent................................................32

      10.2     Further Assurances............................................32

      10.3     Fees and Expenses.............................................32

      10.4     Attorneys' Fees...............................................33

      10.5     Notices.......................................................33

      10.6     Confidentiality...............................................34

      10.7     Headings......................................................34

      10.8     Counterparts; Facsimile Signatures............................34

      10.9     Governing Law; Arbitration....................................34

      10.10    Successors and Assigns........................................34

      10.11    Remedies Cumulative; Specific Performance.....................35

                                      iii.

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                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE

      10.12    Waiver........................................................35

      10.13    Amendments....................................................35

      10.14    Severability..................................................35

      10.15    Parties in Interest...........................................35

      10.16    Entire Agreement..............................................35

      10.17    Construction..................................................36

                                      iv.

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EXHIBITS

Exhibit A         Definitions

Exhibit B         Form of Escrow Agreement

Exhibit C         Form of Seller's General Release

Exhibit D         Form of Employment Agreement

Exhibit E         Form of Noncompetition Agreement

Exhibit F         Form of Opinion of Dufford & Brown, P.C.

Exhibit G         Form of Opinion of Cooley Godward LLP

Exhibit H         Form of Purchaser's General Release

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of April 30, 1998, by and among: ISONICS CORPORATION, a California corporation ("Purchaser"); METALLURGY INTERNATIONAL, INC. a Nevada corporation ("Seller"); and INTERNATIONAL PROCESS RESEARCH CORPORATION, a Colorado corporation (the "Company"). Certain other capitalized terms used in this Agreement are defined in Exhibit A.


                                    RECITALS

         A. Seller owns 4,590,909 shares of capital stock of the Company (the "Shares"), which constitute all of the issued and outstanding shares of capital stock of the Company.

         B. Seller desires to sell, and Purchaser desires to purchase, all of the Shares for the consideration and on the terms set forth in this Agreement.

         C. The Company desires to induce Purchaser to enter into this Agreement.


                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound hereby, agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

         1.1 Sale and Transfer of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 1.3(a)) Seller shall sell, assign and transfer to Purchaser, and Purchaser shall purchase from Seller, the Shares.

         1.2 Purchase Price. The purchase price for the Shares shall be 353,982 shares of the Common Stock of Purchaser ("Purchaser Common Stock").

         1.3 Delivery of the Shares and Purchase Price

             (a) The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Dufford & Brown, P.C., 1700 Broadway, Suite 1700, Denver, Colorado 80290 at 10:00 a.m. on May 15, 1998, or at such other time and date as Purchaser may designate upon not less than five days' prior notice to Seller (the "Scheduled Closing Time," and the actual date on which the Closing takes place, the "Closing Date").

             (b) At the Closing, the parties hereto shall deliver to each other the following documents to effect the assignment, transfer and delivery to Purchaser of the Shares and the payment by Purchaser to Seller of the
consideration   therefor:

                  (i) Seller shall deliver to Purchaser a stock certificate or stock certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Purchaser; and

                  (ii) Purchaser shall (A) deliver to Seller a stock certificate registered in the name of Seller representing 176,991 shares of Purchaser Common Stock, and (B) shall deliver to the Escrow Agent an additional stock certificate registered in the name of Seller representing 176,991 shares of Purchaser Common Stock to be held in escrow pursuant to the provisions of the Escrow Agreement and Section 9 hereof.

         1.4 Accounting Treatment. For accounting purposes, the stock purchase is intended to be treated as a "purchase."


SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller  represents  and  warrants,  to and for the  benefit of
Purchaser, as follows (except with respect to Section 2.3(a) and (b), representations and warranties made with respect to facts prior to October 1, 1993, as they relate to the Company, are made only as to the best of the Knowledge of Seller):

         2.1 Due Organization; No Subsidiaries; Etc.

             (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and each of Seller and the Company has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) in the case of the Company, to perform its obligations under all Company Contracts.

             (b) Except as set forth in Part 2.1(b) of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "International Process Research Corporation" and "Colorado Minerals Research Institute."

             (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1(c) of the Disclosure Schedule.

             (d) Part 2.1(d) of the Disclosure  Schedule  accurately  sets forth
(i) the names of the members of the Company's board of directors, (ii) the names of the members of each

                                       2.

committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

             (e) The Company does not own any controlling interest in any Entity and, except for the equity interests identified in Part 2.1(e) of the Disclosure Schedule, the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. Except as set forth in Part 2.1(e) of the Disclosure Schedule, the Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

         2.2 Articles of Incorporation and Bylaws; Records. Seller has delivered to Purchaser accurate and complete copies of: (1) the Company's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) except as set forth in Part 2.2 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

         2.3 Capitalization, Etc.

             (a) The authorized capital stock of the Company consists solely of 5,000,000 shares of Common Stock (with no par value) ("Company Common Stock"), of which 4,590,909 shares have been issued and are outstanding as of the date of this Agreement. All of the outstanding shares of the Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable, and are held beneficially and of record by Seller free and clear of all Encumbrances. At the Closing Purchaser will acquire the Shares free and clear of all Encumbrances.

             (b) There is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities, or under which Seller may become obligated to sell or otherwise transfer the Shares; or (iv) to the best of the Knowledge of Seller, condition or circumstance that may give rise to or provide a basis for the assertion of a

                                       3.

claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

             (c) All outstanding shares of Company Common Stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

             (d) Except as set forth in Part 2.3 of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of its capital stock or its other securities. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

         2.4 Financial Statements.

             (a) Seller has delivered to Purchaser the following financial statements (collectively, the "Company Financial Statements"): the unaudited balance sheet of the Company as of February 28, 1998 (the "Balance Sheet"); and the related unaudited income statement and statement of shareholders' equity of the Company for the two months then ended.

             (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the date thereof and the results of operations of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

         2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since February 28, 1998:

             (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the best of the Knowledge of Seller, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

             (b) to the best of the Knowledge of Seller, there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

             (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of its capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities;

             (d) except as provided for by this Agreement, the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option or right

                                       4.

to acquire any capital stock or any other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

             (e) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except as contemplated by this Agreement;

             (f) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

             (g) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since February 28, 1998, exceeds $25,000;

             (h) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or expressly waived any material right or remedy under, any such Contract;

             (i) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

             (j)  the  Company  has  not  written  off  as   uncollectible,   or
established any extraordinary reserve with respect to, any account receivable or other indebtedness;

             (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

             (l) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money except as expressly set forth in the Company Financial Statements;

             (m) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

             (n) the Company has not changed any of its methods of accounting or accounting practices in any respect;

                                       5.

             (o) the Company has not made any Tax election;

             (p) the Company has not commenced or settled any Legal  Proceeding;

             (q) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

             (r) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.

         2.6 Title to Assets.

             (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Balance Sheet; (ii) all assets referred to in Parts 2.1, 2.7(b) and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any Encumbrances, except (x) for any lien for current taxes not yet due and payable, and (y) for minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company, and (z) as are expressly set forth in the Company Financial Statements.

             (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

         2.7 Bank Accounts; Receivables.

             (a) Part 2.7(a) of the Disclosure Schedule provides the bank or financial institution account number and account balance with respect to each account currently maintained by or for the benefit of the Company at any bank or other financial institution.

             (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of February 28, 1998. Except as set forth in
Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Balance Sheet that have not yet been collected and those accounts receivable that have arisen since February 28, 1998 and have not yet been collected) (i) to the best of the Knowledge of Seller, represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and, to the best of the Knowledge of Seller, can be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $40,000 in the aggregate).

                                       6.

         2.8 Equipment; Leasehold.

             (a) All material items of equipment and other material tangible assets owned by or leased to the Company and which are currently used by the Company in its ordinary course of business are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

             (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Disclosure Schedule.

         2.9 Proprietary Assets.

             (a) Part  2.9(a)(i) of the  Disclosure  Schedule  sets forth,  with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear, to the best of the Knowledge of Seller, of all liens and other Encumbrances, and, to the best of the Knowledge of Seller, has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(vi) of the Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

             (b) The Company has taken all measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

                                       7.

             (c) To the best of the Knowledge of Seller, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the best of the Knowledge of Seller, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the Knowledge of Seller, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

             (d) Except as set forth in Part 2.9(d) of the Disclosure  Schedule, there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the best of the Knowledge of Seller, there is no basis for any such claim.

             (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(e) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

         2.10 Contracts.

             (a) Part 2.10 of the Disclosure Schedule identifies:

                  (i) each written Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor (and Seller represents and warrants that, to the best of the Knowledge of Seller, there are no oral Contracts of such nature);

                  (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                  (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

                  (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                                       8.

                  (v)  each  Company  Contract   relating  to  the  acquisition,
issuance or transfer of any securities, except as contemplated hereunder;

                  (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

                  (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

                  (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                  (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

                  (x) each Company Contract constituting or relating to a Government Contract or Government Bid;

                  (xi) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices; and

                  (xii) any other Company Contract that has a term of more than 120 days and that may not be terminated by the Company (without penalty) within 120 days after the delivery of a termination notice by the Company.

(The term "Material Contracts" as used in this Agreement refers to the Contracts in the respective categories described in clauses "(i)" through "(xii)" above.)

             (b) Seller has delivered to Purchaser accurate and complete copies of all written Material Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. Each Material Contract identified in Part 2.10 of the Disclosure Schedule, to the best of the Knowledge of Seller, is valid and in full force and effect, and, to the best of the Knowledge of Seller, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

             (c) Except as set forth in Part 2.10(c) of the Disclosure Schedule:

                  (i) to the best of the Knowledge of Seller, the Company has not violated or breached, or committed any default under, any Material Contract, and, to the best of the Knowledge of Seller, no other Person has violated or breached, or committed any default under, any Material Contract;

                                       9.

                  (ii) to the best of the Knowledge of Seller, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

                  (iii) since December 31, 1995, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract; and

                  (iv) the Company has not expressly waived any of its material rights under any Material Contract.

             (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

             (e) The Material Contracts collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

             (f) Except as set forth in Part 2.10(f) of the Disclosure Schedule, to the best of the Knowledge of Seller, the Company has not entered into any Government Contract in which payments to be made under any such Government Contract is in excess of $50,000, and with respect to all such Government Contracts set forth in Part 2.10(f) of the Disclosure Schedule, to the best of the Knowledge of Seller the Company is in compliance with all Legal Requirements relating to such Government Contracts.

         2.11 Liabilities. The Company has no accrued, contingent or other liabilities of any nature except for: (a) liabilities identified as such in the "liabilities" column of the Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Company since February 28, 1998 in the ordinary course of business and consistent with the Company's past practices;
(c) liabilities under the Company Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule.

         2.12 Compliance with Legal Requirements. To the best of the Knowledge of Seller, the Company is, and has at all times since December 31, 1994 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, since December 31, 1994, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

                                      10.

         2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization currently held by the
Company (except for any Governmental Authorizations currently held by the Company pursuant to Environmental Laws), and Seller has delivered to Purchaser accurate and complete copies of all Governmental Authorizations identified in
Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. To the best of the Knowledge of Seller, the Company is, and at all times since December 31, 1994 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since December 31, 1994, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.14 Tax  Matters.

             (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the date of this Agreement (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date if properly obtained), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the date of this Agreement have been or will be paid on or before the date of this Agreement. Seller has delivered to Purchaser accurate and complete copies of all Company Returns filed since December 31, 1993 which have been requested by Purchaser.

             (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through December 31, 1997 in accordance with generally accepted accounting principles.

             (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14 of the Disclosure Schedule, there have been no examinations or audits of any Company Return. Seller has delivered to Purchaser accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

             (d) Except as set forth in Part 2.14 of the Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of

                                      11.

deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to
Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

             (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, to the best of the Knowledge of Seller, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to
Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. Except as set forth in Part 2.14 of the Disclosure Schedule, the Company has never been a member of a consolidated group of corporations or analogous group under any Legal Requirement for which it could be liabile for Taxes of any Person (other than the Company) following the date of this Agreement.

         2.15 Employee and Labor Matters; Benefit Plans.

             (a) Part 2.15(a) of the Disclosure Schedule contains a complete list of each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee").

             (b) No Plan is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Part 3 of Title I of ERISA or
Section 412 of the Code, and no Plan constitutes a "multiemployer plan" (as defined in Section 3(37) of ERISA), except as set forth in Part 2.15(b) of the Disclosure Schedule.

             (c) With  respect to the 401(k) plan of the Company  identified  in
Part 2.15(a) of the Disclosure Schedule (the "401(k) Plan"), Seller has delivered to Purchaser:

                  (i) an accurate and complete copy of such 401(k) Plan (including all amendments thereto);

                  (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such 401(k) Plan for the last two years;

                                      12.

                  (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such 401(k) Plan, and all material employee communications relating to such 401(k) Plan;

                  (iv) if such 401(k) Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                  (v) accurate and complete copies of all Contracts  relating to such 401(k) Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                  (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such 401(k) Plan (if such 401(k) Plan is intended to be qualified under Section 401(a) of the Code).

             (d) The Company is not required to be, and, to the best of the Knowledge of Seller, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c),
(m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the best of the Knowledge of Seller, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in
Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

             (e) The Company does not have any plan or commitment to create any additional Plan, or to modify or change any existing Plan (other than to comply with applicable law) in a manner that would affect any Employee.

             (f) Except as set forth in Part 2.15(f) of the Disclosure Schedule and except as required by law, no Plan provides or ever has provided death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's retirement or other termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Interim Balance Sheet, (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries), (if) death or retirement benefits under any Plan that is intended to be qualified under Section 401(2) of the Code, (v) disability benefits under any Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA), and (vi) life insurance benefits for employees who died while in service).

                                      13.

             (g) With respect to each of the Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, to the best of the Knowledge of Seller the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

             (h) to the best of the Knowledge of Seller, each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable Legal Requirements, including but not limited to ERISA and the Code.

             (i) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, if required, and neither the Company nor Seller is aware of any reason why any such determination letter should be revoked.

             (j) Except as set forth in Part 2.15(j) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

             (k) Part 2.15(k) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. To the best of the Knowledge of Seller, all of the Company's employees are "at will" employees.

             (l) Part 2.15(l) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

             (m) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

             (n) Except as set forth in Part 2.15(n) of the Disclosure Schedule, the Company has good labor relations, and none of the Company nor Seller has any reason to believe that (i) the consummation of the transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or (ii) any of the Company's employees intends to terminate his or her employment with the Company.

         2.16 Environmental Matters. Except as set forth in Part 2.16 of the Disclosure Schedule, to the best of the Knowledge of Seller the Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable

                                      14.

Environmental Laws, and compliance with the terms and conditions thereof. Except as set forth in Part 2.16 of the Disclosure Schedule, to the best of the Knowledge of Seller none of the properties currently or formerly owned, leased or operated by the Company has a release of Materials of Environmental Concern which requires or will require any investigation or remediation under applicable Environmental Laws. Except as set forth in Part 2.16 of the Disclosure Schedule, the Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the best of the Knowledge of Seller, there are no circumstances that have resulted in any liability of the Company under any Environmental Law or that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the best of the Knowledge of Seller, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in
Part 2.16 of the Disclosure Schedule. Seller has delivered to Purchaser all environmental inspections, investigations, studies, audits, tests, reviews or other written analyses in the Company's possession and conducted in relation to any property or business now or previously owned or operated by the Company. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law.)

         2.17 Insurance. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and Seller has delivered to Purchaser accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. Since December 31, 1994, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         2.18 Related Party Transactions. To the best of the Knowledge of Seller, except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1994 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since December 31, 1994 been, indebted to the Company; (c) since December 31, 1994, no Related Party has entered into, or has had any direct or indirect financial interest in, any

                                      15.

material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since December 31, 1994 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each of Seller, Dr. Cuttriss, Patricia D. Cuttriss, Metallurgy PTY, an Australian corporation, and David S. Foster; (ii) each individual who is, or who has at any time since December 31, 1994 been, an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

         2.19 Legal  Proceedings;  Orders.

             (a) To the best of the Knowledge of Seller,  except as set forth in
Part 2.19 of the Disclosure Schedule there is no pending Legal Proceeding, and no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement. To the best of the Knowledge of Seller, except as set forth in Part 2.19 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

             (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

             (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. None of the Company nor Seller is subject to any order, writ, injunction, judgment or decree that relates to the Company's business or to any of the assets owned or used by the Company. To the best of the Knowledge of Seller, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

         2.20 Authority; Binding Nature of Agreement.

             (a) Each of Seller and the Company has the absolute and unrestricted right, power and authority, corporate or otherwise, to enter into and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Seller and the Company has been duly authorized by all necessary action on the part of Seller and the Company, and their respective boards of directors and stockholders. This Agreement constitutes the legal, valid and binding obligation of Seller and the Company, enforceable against Seller and the Company in accordance with its terms, subject to (i) laws of general application relating to

                                      16.

bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

             (b) Dr. Cuttriss has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under the Noncompetition Agreement referred to in Section 6.2(a)(v). The Noncompetition Agreement constitutes the legal, valid and binding obligation of Dr. Cuttriss, enforceable against Dr. Cuttriss in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.21 Non-Contravention; Consents. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor
(2) the consummation of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

             (a) contravene, conflict with or result in a violation of (i) any of the provisions of Seller's or the Company's articles of incorporation or bylaws, or (ii) any resolution adopted by the shareholders of Seller or the Company, the board of directors of Seller or the Company or any committee of the board of directors of Seller or the Company;

             (b) to the best of the Knowledge of Seller, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

             (c) to the best of the Knowledge of Seller, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

             (d) to the best of the Knowledge of Seller, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

             (e) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Contract to which Seller is a party; or

             (f) result in the imposition or creation of any lien or other Encumbrance upon or with respect to (i) any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company) or (ii) the Shares.

                                      17.

Except as set forth in Part 2.21 of the Disclosure Schedule, neither Seller nor the Company is not and will not be required to make any filing with (other than filings required to be made in connection with Purchaser's filing obligations with the SEC) or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the transactions contemplated by this Agreement.

         2.22 No Brokers or Finders Fees. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the sale of the Shares or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller, the Company or any of their respective affiliates.

         2.23 Investment.

             (a) Seller, taking into account the personnel and resources it can practically bring to bear on the acquisition of the shares of Purchaser Common Stock contemplated hereby, either alone or together with the advice of its purchaser representative, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the acquisition of the shares of Purchaser Common Stock, and has requested, received, reviewed and considered, either alone or with his purchaser representative, all information Seller deems relevant in making an informed decision to acquire the shares of Purchaser Common Stock.

             (b) Seller is acquiring the shares of Purchaser Common Stock set forth in Section 1.2 for its own account for investment only and with no present intention of distributing any of such shares of Purchaser Common Stock or any arrangement or understanding with any other Persons regarding the distribution of such shares of Purchaser Common Stock except in compliance with Section 2.23(c).

             (c) Seller will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the shares of Purchaser Common Stock purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

             (d) Seller acknowledges that Purchaser may place on the stock certificates representing the Purchaser Common Stock to be issued to Seller legends as may be required or advisable relating to the restrictions imposed on transfer by the Securities Act.

         2.24 Full Disclosure. This Agreement (including the Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER

                                      18.

             Purchaser represents and warrants to Seller as follows:

         3.1 SEC Filings; Financial Statements.

             (a) Purchaser has delivered to Seller accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Purchaser with the SEC between September 22, 1997 and the date of this Agreement (the "Purchaser SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Purchaser SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Purchaser SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (b)  The  financial  statements  contained  in  the  Purchaser  SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared from the books and records of Purchaser in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal year-end audit adjustments, none of which Purchaser believes will be material; and (iii) fairly present the financial position of Purchaser as of the respective dates thereof and the results of operations of Purchaser for the periods covered thereby.

         3.2 Authority; Binding Nature of Agreement. Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement; and the execution, delivery and performance by Purchaser of this Agreement (including the contemplated issuance of Purchaser Common Stock in accordance with this Agreement) have been duly authorized by all necessary action on the part of Purchaser and its board of directors. No vote of Purchaser's shareholders is needed to approve the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.3 Valid Issuance. The Purchaser Common Stock to be issued in connection with this Agreement will, when issued in accordance with the provisions of this Agreement, be duly and validly authorized and issued, and be fully paid and nonassessable.

         3.4 No Brokers or Finders Fees. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

                                      19.

         3.5 Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as it is now being conducted. Purchaser is or will prior to the Closing be, duly qualified as a foreign corporation to do business, and in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

         3.6 Absence of Breach; No Consents. The execution, delivery, and performance of this Agreement, and the performance by Purchaser of its obligations hereunder (except for compliance with any regulatory or licensing laws applicable to the business of the Purchaser, all of which, to the extent applicable to Purchaser (and to the extent within its control), will be satisfied in all material respects prior to the Closing) do not, (i) conflict with, and will not result in a breach of, any of the provisions of the Articles of Incorporation or By-Laws of Purchaser; (ii) to the knowledge of Purchaser contravene any Legal Requirement, or any order, writ, judgement, injunction, decree, determination, or award affecting or binding upon the Purchaser or any of its material properties, or cause the suspension or revocation of any Governmental Authorization presently in effect, which affects or bind Purchaser or any of its material properties, except in any such case where such contravention will not have a material adverse effect on the business, condition (financial or otherwise), operations, or prospects of Purchaser; (iii) conflict with or result in a material breach of or default under any material indenture or loan or credit agreement or any other material agreement or instrument to which Purchaser is a party or by which it or any of its material properties may be affected or bound; (iv) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the same would have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of Purchaser, and (v) constitute grounds for the loss or suspension of any permits, licenses or other authorizations material to the business, condition (financial or otherwise), operations or prospects of Purchaser.


SECTION 4. PRE-CLOSING COVENANTS OF SELLER AND THE COMPANY.

         4.1 Access and Investigation. Seller and the Company shall ensure that, at all times during the period from the date of this Agreement until the Closing (the "Pre-Closing Period"), the Company and its Representatives provide Purchaser and its Representatives with free and complete access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company.

         4.2 Operation of Business. Seller and the Company shall ensure that, during the Pre-Closing Period:

             (a) Seller does not directly or indirectly sell or otherwise transfer, or offer, agree or commit (in writing or otherwise) to sell or otherwise transfer, any of the Shares or any interest in or right relating to any of the Shares;

                                      20.

             (b) Seller does not permit, and Seller does not offer, agree or commit (in writing or otherwise) to permit, any of the Shares to become subject, directly or indirectly, to any Encumbrance (except in furtherance of the transactions contemplated herein);

             (c) the Company conducts its operations exclusively in the ordinary course of business and in the same manner as such operations have been conducted prior to the date of this Agreement;

             (d) the Company immediately notifies Purchaser of any inquiry, proposal or offer from any Person relating to any Acquisition Transaction;

             (e) the Company does not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and does not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

             (f) the Company does not sell or otherwise issue any shares of capital stock or any other securities; and

             (g) the Company does not amend its articles of incorporation or bylaws (except in furtherance of the transactions contemplated herein), and does not effect or become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction.

         4.3 Filings and Consents. Seller and Company shall ensure that:

             (a) each Consent, filing or notice required to be obtained, made or given (pursuant to any applicable Legal Requirement, legal order or Contract, or otherwise) by Seller or the Company in connection with the execution and delivery of any of this Agreement or in connection with the consummation or performance of any of the transactions contemplated in this Agreement (including each of the Consents identified in Part 2.21 of the Disclosure Schedule) is obtained, made or given as soon as possible after the date of this Agreement and remains in full force and effect through the Closing Date;

             (b) Seller promptly delivers to Purchaser a copy of each filing made, each notice given and each Consent obtained by Seller or the Company during the Pre-Closing Period; and (c) during the Pre-Closing Period, the Company and its Representatives cooperate with Purchaser and with Purchaser's Representatives, and prepare and make available such documents and take such other actions as Purchaser may request in good faith, in connection with any filing, notice or Consent that Purchaser is required or elects to make, give or obtain hereunder.

         4.4 Notification; Updates to Disclosure Schedule.

             (a) During the Pre-Closing Period, Seller and the Company shall promptly notify Purchaser in writing of the discovery by Seller or the Company of:

                                      21.

                  (i) any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of any representation or warranty made by Seller in this Agreement;

                  (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material breach of any representation or warranty made by Seller in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                  (iii) any material breach of any covenant or obligation of Seller or the Company; and

                  (iv) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 6 or
Section 7 impossible or unlikely.

             (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.4(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Seller shall promptly deliver to Purchaser an update to the Disclosure Schedule specifying such change. Such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of determining the accuracy of any of the representations and warranties made by Seller in this Agreement, but not for determining whether any of the conditions set forth in
Section 6 has been satisfied.

         4.5 No  Negotiation.  Seller and the Company shall ensure that,  during
the  Pre-Closing   Period,   neither  the  Company  nor  any  of  the  Company's
Representatives directly or indirectly:

             (a) solicits or encourages the initiation of any inquiry, proposal or offer from any Person (other than Purchaser) relating to any Acquisition Transaction;.

             (b) participates in any discussions or negotiations with, or provides any non-public information to, any Person (other than Purchaser) relating to any Acquisition Proposal; or

             (c) considers the merits of any unsolicited inquiry, proposal or offer from any Person (other than Purchaser) relating to any Acquisition Transaction.

         4.6 Best Efforts. During the Pre-Closing Period, Seller and the Company shall use their best efforts to cause the conditions set forth in Sections 6 and
7.5 to be satisfied on a timely basis.

                                      22.

SECTION 5. PRE-CLOSING COVENANTS OF PURCHASER.

         5.1 Notification. During the Pre-Closing Period, Purchaser shall promptly notify Seller in writing of the discovery by Purchaser of:

             (a) any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of any representation or warranty made by Purchaser in this Agreement;

             (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of any representation or warranty made by Purchaser in this Agreement if
(A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

             (c) any breach of any covenant or obligation of Purchaser; and

             (d) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely.

         5.2 Filings. Purchaser shall ensure that:

             (a) Purchaser promptly delivers to Seller a copy of each filing made by Purchaser during the Pre-Closing Period; and

             (b) during the Pre-Closing Period, Purchaser and its Representatives cooperate with Seller and Seller's Representatives, and prepare and make available such documents and take such other actions as Seller may request in good faith, in connection with any filing that Purchaser is required or elects to make.

         5.3 Best Efforts. During the Pre-Closing Period, Purchaser shall use its best efforts to cause the condition set forth in Section 7 to be satisfied.


SECTION 6. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE.

         Purchaser's obligation to purchase the Shares and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions
(any of which may be waived by Purchaser, in whole or in part, in accordance with Section 10.12(b)):

         6.1 Accuracy of Representations and Warranties. Each of the representations and warranties of Seller set forth Section 2 shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date, without giving any update to the Disclosure Schedule.

                                      23.

         6.2 Delivery of Closing Documents.

             (a) Seller shall have delivered to Purchaser:

                  (i) each of the stock certificates, duly endorsed, as required by Section 1.3(b)(i);

                  (ii) the Escrow Agreement, in the form attached hereto as Exhibit B, duly executed by Seller, Seller's Agent and the Escrow Agent;

                  (iii) a Seller's General Release, in the form attached hereto as Exhibit C, duly executed by each of the direct and designated indirect stockholders of the Company;

                  (iv) an Employment Agreement, in the form attached hereto as Exhibit D, duly executed by Dr. Cuttriss;

                  (v) a Noncompetition Agreement, duly executed by Dr. Cuttriss, in the form attached hereto as Exhibit E, relating to the obligation of Dr. Cuttriss not to engage in competition with Purchaser and/or the Company;

                  (vi) an Estoppel Certificate, dated as of a date not more than 5 days prior to the Closing Date, duly executed by the Colorado School of Mines Research Institute, a Colorado not-for-profit corporation, relating to the Company's facility located at 5906 McIntyre Street, Golden, Colorado 80403, in form and substance satisfactory to Purchaser;

                  (vii) a legal opinion of Dufford & Brown, P.C., legal counsel to the Company, to the effect of Exhibit F hereto, in the form satisfactory to Purchaser; and

                  (viii) Such other documents reasonably requested by Purchaser to confirm Seller's authority to sell and transfer the Shares to Purchaser.

             (b) Seller shall have delivered to the Escrow Agent the Escrow Agreement duly executed by Seller, and the executed stock assignments referred to in the Escrow Agreement.

             (c) The Escrow Agent shall have delivered to Purchaser the Escrow Agreement duly executed by the Escrow Agent.

         6.3 Performance of Obligations. Each of the covenants and obligations that Seller and/or the Company are required to comply with or perform at or prior to the Closing shall have been duly complied with and performed in all material respects.

         6.4 No Adverse Change. There shall have been no material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects since the date of this Agreement.

                                      24.

         6.5 Compliance Certificate. Seller shall have delivered to Purchaser an officer's certificate, duly executed by the President of Seller, certifying that the conditions set forth in Sections 6.1, 6.3 and 6.4 have been fulfilled.

         6.6 No Legal Proceedings. Since the date of this Agreement, there shall not have been commenced or threatened against Purchaser, or against any Person affiliated with Purchaser, any Legal Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

         6.7 No Claim Regarding Stock Ownership or Sale Proceeds. No Person shall have made or threatened any claim asserting that such Person (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any capital stock or other securities of the Company, or (b) may be entitled to all or any portion of the purchase price for the Shares.

         6.8 No Prohibition. Neither the consummation nor the performance of any the transactions contemplated by this Agreement will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause Purchaser or any Person affiliated with Purchaser to suffer any adverse consequence under, (a) any applicable Legal Requirement or legal order, or (b) any Legal Requirement or legal order that has been proposed by or before any Governmental Body.


SECTION 7. CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE.

             Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller's Agent, in whole or in part, in accordance with Section 10.12(b)):

         7.1 Accuracy of Representations and Warranties. Each of the representations and warranties of Purchaser set forth Section 3 shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date

         7.2 Delivery of Closing Documents.

             (a) Purchaser shall have delivered to Seller and the Escrow Agent:

                  (i) the stock  certificates  referred  to and as  required  by
Section 1.3(b)(ii); and

                  (ii) the Escrow Agreement in the form attached hereto as Exhibit B, duly executed by Purchaser.

                                      25.

             (b) Purchaser shall have delivered to Seller:

                  (i) a legal opinion of Cooley Godward LLP, legal counsel to Purchaser, to the effect of Exhibit G hereto, in the form satisfactory to Seller; and

                  (ii) a Purchaser's General Release in the form attached hereto as Exhibit H, duly executed by Purchaser.

             (c) Purchaser shall have delivered to Dr. Cuttriss the Employment Agreement in the form attached hereto as Exhibit D, duly executed by Purchaser.

         7.3 Performance of Obligations. Each of the covenants and obligations that Purchaser is required to comply with or perform at or prior to the Closing shall have been duly complied with and performed.

         7.4 Release of Guarantee of Bank Line of Credit. Purchaser shall have assumed the guarantee by Dr. Cuttriss and Patricia Cuttriss of the Company's line of credit with Norwest Bank Colorado N.A., and Norwest Bank Colorado shall have released Dr. Cuttriss and Patricia Cuttriss from such guarantee.

         7.5 Release of Encumbrances on the Shares. All Encumbrances on the Shares shall have been fully and completely released, and there shall be no Encumbrances of any kind on the Shares.

         7.6 No Injunction. There shall not be in effect any injunction that shall have been entered by a court of competent jurisdiction since the date of this Agreement and that prohibits the sale of the Shares by Seller to Purchaser.


SECTION 8. TERMINATION.

         8.1 Termination  Events.  This Agreement may be terminated prior to the
Closing:

             (a) by Purchaser if (i) there is a material breach of any covenant or obligation of Seller or the Company, or (ii) Purchaser reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible or impractical (other than as a result of any failure on the part of Purchaser to comply with or perform its covenants and obligations set forth in this Agreement);

             (b) by the Seller's Agent if (i) there is a material breach of any covenant or obligation of Purchaser, or (ii) the Seller's Agent reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible or impractical (other than as a result of any failure on the part of Seller or the Company to comply with or perform any of their covenants or obligations set forth in this Agreement);

                                      26.

             (c) by Purchaser at or after the Scheduled Closing Time if any condition set forth in Section 6 has not been satisfied by the Scheduled Closing Time;

             (d) by the Seller's Agent at or after the Scheduled Closing Time if any condition set forth in Section 7 has not been satisfied by the Scheduled Closing Time;

             (e) by Purchaser if the Closing has not taken place on or before May 29, 1998 (other than as a result of any failure on the part of Purchaser to comply with or perform its covenants and obligations under this Agreement);

             (f) by the Seller's Agent if the Closing has not taken place on or before May 29, 1998 (other than as a result of the failure on the part of Seller or the Company to comply with or perform any covenant or obligation set forth in this Agreement); or

             (g) by the mutual consent of Purchaser and the Seller's Agent.

         8.2 Termination Procedures. If Purchaser wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e),
Purchaser shall deliver to the Seller's Agent a written notice stating that Purchaser is terminating this Agreement and setting forth a reasonably detailed description of the basis on which Purchaser is terminating this Agreement. If the Seller's Agent wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(f), the Seller's Agent shall deliver to Purchaser a written notice stating that the Seller's Agent is terminating this Agreement and setting forth a reasonably detailed description of the basis on which the Seller's Agent is terminating this Agreement.

         8.3 Effect of Termination.  If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that:

             (a) no party shall be relieved of any obligation or other liability arising from any breach by such party of any provision of this Agreement; and

             (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10.

         8.4 Nonexclusivity of Termination Rights. The termination rights provided in Section 8.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to
Section 8.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

                                      27.

SECTION 9. INDEMNIFICATION, ETC.

         9.1 Survival of Representations, Etc.

             (a) The representations and warranties made by Seller (including the representations and warranties set forth in Section 2) shall survive the Closing and shall expire on the first anniversary of the date of this Agreement; provided, however, that if, at any time prior to the first anniversary of the date of this Agreement, Purchaser (acting in good faith) delivers to Seller a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by Seller (and setting forth in reasonable detail the basis for Purchaser's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved.

             (b) All representations and warranties made by Purchaser shall terminate and expire one year from the date hereof, and any liability of Purchaser with respect to such representations and warranties shall thereupon cease; provided, however, that if, at any time prior to the first anniversary of the date of this Agreement, Seller (acting in good faith) delivers to Purchaser a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by Purchaser (and setting forth in reasonable detail the basis for Seller's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.3 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved.

             (c) The representations, warranties, covenants and obligations of Seller, and the rights and remedies that may be exercised by Purchaser, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, Purchaser or any of its Representatives. The representations, warranties, covenants and obligations of Purchaser, and the rights and remedies that may be exercised by Seller, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, Seller or any of its Representatives.

         9.2 Indemnification by Seller.

             (a) Subject to Section 9.1(a), Seller shall hold harmless and indemnify Purchaser from and against, and shall compensate and reimburse Purchaser for, any Damages which are directly or indirectly suffered or incurred by Purchaser or to which Purchaser may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with:

                  (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2;

                  (ii) any breach of any covenant or obligation of Seller or the Company set forth in this Agreement;

                                      28.

                  (iii) any Legal Proceeding relating to any inaccuracy, breach or liability of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by Purchaser for the purpose of enforcing any of its rights under this Section 9).

             (b) Seller acknowledges and agrees that, if the Company suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation of Seller or the Company, then Purchaser shall also be deemed, by virtue of its ownership of the stock of the Company, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

             (c) Seller shall not be required to make any indemnification payment pursuant to Section 9.2(a) for any inaccuracy in or breach of any of its representations and warranties set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by Purchaser, or to which Purchaser has otherwise become subject, exceeds $40,000 in the aggregate. If the total amount of such Damages exceeds $40,000, then Purchaser shall be entitled to be indemnified against and compensated and reimbursed all Damages incurred, including such $40,000.

         9.3 Indemnification by Purchaser.

             (a) Subject to Section 9.3(b), Purchaser shall hold harmless and indemnify Seller from and against, and shall compensate and reimburse Seller for, any Damages which are directly or indirectly suffered or incurred by Seller or to which Seller may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with:

                  (i) any inaccuracy in or breach of any representation or warranty set forth in Section 3;

                  (ii) any breach of any covenant or obligation of Purchaser; or

                  (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by Seller for the purpose of enforcing any of its rights under this Section 9).

             (b) Purchaser shall not be required to make any indemnification payment pursuant to Section 9.3(a) for any inaccuracy in or breach of any of its representations and warranties set forth in Section 3 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by Seller, or to which Seller has otherwise become subject, exceeds $40,000 in the aggregate. If the total amount of such Damages exceeds $40,000, then Seller shall be entitled to be indemnified against and compensated and reimbursed all Damages incurred, including such $40,000. The maximum liability for any Damages incurred by Seller for which indemnification may be sought under this Section 9 shall be $400,000.

                                      29.

         9.4 Satisfaction of Indemnification Claim; No Contribution.

             (a) From and after the Closing, the escrow under the Escrow Agreement shall serve as security for the obligations owed Purchaser under this
Section 9. Any liability (for indemnification or otherwise) to Purchaser following the Closing under this Section 9 may be satisfied by the delivery to Purchaser, from the shares escrowed pursuant to the Escrow Agreement, of the number of shares of Purchaser Common Stock determined by dividing (a) the aggregate dollar amount of such liability by (b) $2.26 (as adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Purchaser between the date hereof and the date such liability is satisfied).

             (b) Except with respect to claims based on knowing and intentional misrepresentations of representations and warranties, Purchaser agrees that the sole recourse of Purchaser from and after the Closing with respect to a breach by Seller of its representations or warranties made in this Agreement or in the Disclosure Schedule or the other indemnification rights set forth in this
Section 9 shall be against the shares held in escrow under the Escrow Agreement.

             (c) Except with respect to claims based on knowing and intentional misrepresentations or representations and warranties, Seller agrees that the sole recourse of Seller with respect to a breach by Purchaser of its representations or warranties made in this Agreement or the other indemnification rights set forth in this Section 9 shall be pursuant to this
Section 9.

             (d) Seller waives, and acknowledges and agrees that it shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Company in connection with any indemnification obligation or any other liability to which it may become subject under or in connection with this Agreement.

         9.5 Payment. At such time as the reimbursable amount of a Claim (as defined below) or a Third Party Claim (as defined below) has been determined in accordance with this Section 9 (a "Liquidated Claim"), the indemnifying party shall immediately pay the Person to be indemnified hereunder (an "Indemnitee") the amount of the Liquidated Claim. No forbearance of an Indemnitee in demanding payment from the indemnifying party shall act as a waiver of any right of an Indemnitee to receive payment from the indemnifying party, nor shall it relieve the indemnifying party of any obligation to an Indemnitee under this Agreement.

         9.6 Notice of Claims. In the event an Indemnitee has any claim for indemnification under Section 9.2 or Section 9.3 (a "Claim"), it shall give prompt written notice thereof to the indemnifying party (Seller's Agent in the case of Seller), including in such notice a reasonably detailed description of the facts upon which such claim is based and the amount thereof.

         9.7 Disputed Claims. If the Indemnifying Party objects to any Claim or Third Party Claim, it shall give written notice of such objection and reasonably detailed statement of the grounds of such objection to Indemnitee within 30 business days after notice is received. If no

                                      30.

such objection is given, such Claim or Third Party Claim, as the case may be, shall be a Liquidated Claim. If such objection is made, Indemnitee and the Indemnifying Party shall meet and use their best efforts to settle the dispute in writing that when resolved shall be a Liquidated Claim.

         9.8 Defense of Third Party Claims.

             (a) If any third party shall notify an Indemnitee with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against a party hereto (the "Indemnifying Party") under this
Section 9, then the Indemnitee shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnitee in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder, unless (and then solely to the extent that) the Indemnifying Party is prejudiced.

             (b) The Indemnifying Party shall have the right to defend the Indemnitee against the Third Party Claim with counsel of the Indemnifying Party's choice reasonably satisfactory to the Indemnitee so long as (A) the Indemnifying Party notifies the Indemnitee within 15 days after the Indemnitee has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnitee as required by (and subject to the limitations of) this
Section 9 for Losses arising out of, relating to, in the nature of, or caused by the Third Party Claim; (B) the Indemnifying Party provides the Indemnitee with evidence reasonably acceptable to the Indemnitee that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnitee, likely to establish a precedential custom or practice materially adverse to the continuing business interest of the Indemnitee; and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

             (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.8(b) above, (A) the Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (B) the Indemnitee shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably); and (C) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitee (not to be withheld unreasonably).

             (d) In the event any of the conditions in Section 9.8(b) above is or becomes unsatisfied, (A) the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnitee need not consult with or obtain any consent from, any Indemnifying Party in connection therewith); (B) the Indemnifying Party shall reimburse the Indemnitee promptly and periodically for the reasonable costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Party shall

                                      31.

remain responsible for any Losses the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

         9.9 Interest. An indemnifying party, if required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9 with respect to any Damages, shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which the indemnifying party first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of the indemnifying party to such Indemnitee is fully satisfied by the indemnifying party) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.


SECTION 10. MISCELLANEOUS PROVISIONS

         10.1 Seller's Agent. Seller hereby irrevocably appoint Dr. Cuttriss as its agent for purposes of Section 9 (the "Seller's Agent"), and Dr. Cuttriss hereby accepts his appointment as the Seller's Agent. Purchaser shall be entitled to deal exclusively with the Seller's Agent, with notices given to Seller's counsel as set forth in Section 10.5, on all matters relating to
Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of Seller by the Seller's Agent, and on any other action taken or purported to be taken on behalf of Seller by the Seller's Agent, as fully binding upon Seller. If the Seller's Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of Seller, then Seller shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Purchaser of the identity of such successor. Any such successor shall become the "Seller's Agent" for purposes of Section 9 and this Section 10.1. If for any reason there is no Seller's Agent at any time, all references herein to the Seller's Agent shall be deemed to refer to Seller.

         10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         10.3 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Purchaser and its Representatives with respect to the Company's business (and the furnishing of information to Purchaser and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or

                                      32.

notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the transactions contemplated by this Agreement.

         10.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         10.5 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed effective: (a) upon personal delivery; (b) two (2) business days after it is deposited in a regularly maintained depository of the United States Postal Service, registered or certified mail, postage prepaid, return receipt requested and properly addressed; (c) on the next business day after having been sent either by overnight delivery courier service (including, but not limited to Federal Express), or (d) upon receipt if by facsimile transmission on machine capable of verifying receipt, and addressed or sent, to the parties at the addresses and/or facsimile numbers set forth below:

             if to Purchaser:

                           Isonics Corporation
                           4010 Moorpark Avenue
                           Suite 119
                           San Jose, CA  95117
                           Fax:     (408) 260-2110
                           Attention:  President

                           With a copy to:

                           Cooley Godward LLP
                           3000 Sand Hill Road
                           Building 3, Suite 230
                           Menlo Park, CA  94025-7116
                           Fax:  (650) 854-2691
                           Attention:  Mark P. Tanoury, Esq.


             if to Seller, Seller's Agent or the Company:

                           Robert H. Cuttriss
                           5906 McIntyre Street
                           Golden, CO  80403
                           Fax:  (303) 279-6061

                           With a copy to:

                                      33.

                           Dufford & Brown, P.C.
                           1700 Broadway, Suite 1700
                           Denver, CO  80290
                           Fax:  (303) 832-8013
                           Attention:  Edward D. White III, Esq.

         10.6 Confidentiality. On and at all times after the date of this Agreement, Seller shall, and shall use its best efforts to cause each of its Affiliates to, keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in Seller's possession that relates to the business of the Company or Purchaser.

         10.7 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.8 Counterparts; Facsimile Signatures. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. A facsimile copy, including a facsimile copy of a signature, shall have the same force and effect as an original.

         10.9 Governing Law; Arbitration.

             (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

             (b) Any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including without limitation any action or claim based on tort, contract, statute, or for any other cause of action, and which relates in any way to the interpretation, effect, termination, validity, enforcement, performance and/or breach of this Agreement, shall be resolved by final binding arbitration administered by the American Arbitration Association ("AAA"). The arbitration shall be conducted before a panel of three arbitrators under the commercial arbitration rules of the AAA and shall be held at an AAA facility in Santa Clara County, California. The parties hereto agree that all arbitrators serving on such panel must be available to serve on the panel in accordance with the timetable of the arbitration.

             (c) Not for the adjudication of any matters (other than judicial review for fraud or undisclosed bias), but for the enforcement of an arbitration award or the granting of injunctive relief, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the State of California.

         10.10 Successors and Assigns. This Agreement shall be binding upon: the Company and its successors and assigns (if any); Seller and its personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); and Purchaser and its successors

                                      34.

and assigns (if any). Purchaser may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         10.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

         10.12 Waiver.

             (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

             (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         10.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         10.15 Parties in Interest. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         10.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof

                                      35.

         10.17 Construction

             (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

             (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

             (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

             (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections and Exhibits of and to this Agreement.

                                      36.

             The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                            ISONICS CORPORATION,
                                              a California corporation


                                            By:  /s/ James E. Alexander
                                               ---------------------------------
                                                 Name: James E. Alexander
                                                 Title: President and Chief
                                                        Executive Officer



                                            METALLURGY INTERNATIONAL, INC.,
                                              a Nevada corporation


                                            By: /s/ Robert H. Cuttriss
                                               ---------------------------------
                                                Name: Robert H. Cuttriss
                                                Title: President



                                            INTERNATIONAL PROCESS RESEARCH
                                              CORPORATION,
                                              a Colorado corporation


                                            By: /s/ Robert H. Cuttriss
                                               ---------------------------------
                                                Name: Robert H. Cuttriss
                                                Title: President

                                       37.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement (including this Exhibit A):

         Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

             (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

             (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

             (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

         Agreement. "Agreement" shall mean the Stock Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

         Company Proprietary Asset. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

         Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

         Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) separately delivered to Purchaser on behalf of Seller.

         Dr. Cuttriss. "Dr. Cuttriss" shall mean Robert H. Cuttriss, Ph.D., on the date of this Agreement the President of the Company.

         Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         Escrow Agent. "Escrow Agent" shall mean the Escrow Agent as defined in the Escrow Agreement.

         Escrow Agreement. "Escrow Agreement" shall mean the Escrow Agreement among Purchaser, Seller, the Escrow Agent and the Seller's Agent, in the form attached hereto as Exhibit B.

         Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         Government Bid. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

         Government  Contract.   "Government  Contract"  shall  mean  any  prime
contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

         Governmental Authorization. "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         Governmental  Body.  "Governmental  Body"  shall mean any:  (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal,  state, local, municipal,  foreign or other government;  or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         Knowledge or Known. "Knowledge," "Known" or such other similar terms, when used to refer to the knowledge of Seller, shall include (i) the actual knowledge of Dr. Cuttriss or any other officer of the Company, or (ii) with respect to such matters as could have a Material Adverse Effect on the Company, such knowledge that any of the above persons would be expected to have obtained after reasonable investigation.

         Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

         Person.  "Person"  shall mean any  individual,  Entity or  Governmental
Body.

         Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

         Seller's Agent.  "Seller's Agent" shall have the meaning assigned it in
Section 10.1 hereof.

         Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                                                       EXHIBIT B
                                ESCROW AGREEMENT


         This ESCROW AGREEMENT is entered into as of May [_], 1998 (the "Closing Date"), by and among: ISONICS CORPORATION, a California corporation ("Isonics"); METALLURGY INTERNATIONAL, INC., a Nevada corporation ("Seller"); [________________], a [_________] corporation (the "Escrow Agent"); and ROBERT
H. CUTTRISS (in his capacity as agent for Seller, the "Seller's Agent").


                                    RECITALS

         A. Isonics, Seller and International Process Research Corporation, a Colorado corporation (the "Company"), have entered into a Stock Purchase Agreement, dated April 30, 1998, (the "Purchase Agreement"), pursuant to which Isonics is purchasing all of the outstanding capital stock of the "Company, all of which are held beneficially and of record by Seller, in exchange for shares of Common Stock, no par value, of Isonics (the "Isonics Stock").

         B. The Purchase Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of Seller under the Purchase Agreement.


                                    AGREEMENT

         The parties to this Escrow Agreement, intending to be legally bound, agree as follows:


SECTION 1.        DEFINED TERMS

         Capitalized terms used and not otherwise defined in this Escrow Agreement shall have the meanings assigned to them in the Purchase Agreement.


SECTION 2.        ESCROW

         2.1 Shares and Stock Powers to be Placed in Escrow. On the Closing Date, (i) Isonics shall issue certificates for an aggregate of 176,991 shares of Isonics Stock (the "Escrow Shares") in the name of Seller, evidencing the shares of Isonics Stock to be held in escrow in accordance with this Escrow Agreement, and deliver such stock certificates to the Escrow Agent, and (ii) Seller shall deliver to the Escrow Agent five "assignments separate from certificate" ("Stock Powers") endorsed by Seller in blank, each signature guaranteed by a national bank or New York Stock Exchange member firm. The shares and Stock Powers referred to in this Section 2.1 shall be held by the Escrow Agent in escrow (the "Escrow") in accordance with the provisions of this Escrow Agreement and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.

         2.2 Indemnification. Seller has agreed in Section 9.2 of the Purchase Agreement to indemnify and hold harmless the Indemnitees from and against Damages. Seller agrees that the Escrow Shares shall be security for such indemnity obligation, subject to the limitations, and in the manner provided in this Agreement.

         2.3 Voting of Shares. The record owners of the Escrow Shares shall be entitled to exercise all voting rights with respect to such Escrow Shares.

         2.4 Dividends, Etc. Any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares shall not be distributed to the record owner of such Escrow Shares, or if distributed to Seller shall be immediately delivered by Seller to the Escrow Agent, shall be held by the Escrow Agent in the Escrow. At the time any Escrow Shares are required to be released from the Escrow to any Person pursuant to this Escrow Agreement, any cash, securities or other property previously distributed in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person.

         2.5 Transferability. The interests of Seller in the Escrow and in the Escrow Shares shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until Isonics shall have received written notice of such transfer.

         2.6 Fractional Shares. No fractional shares of Isonics Stock shall be retained in or released from the Escrow pursuant to this Escrow Agreement. In connection with any release of Escrow Shares from the Escrow, Seller, which would otherwise be entitled to receive a fraction of a share of Isonics Stock (after aggregating all fractional shares of Isonics Stock issuable to Seller) shall be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by $2.26, and such fractional share shall be released to Isonics.


SECTION 3.        CLAIM PROCEDURES

         3.1 Claim Notice. If Isonics determines in good faith that there is or has been a possible breach by Seller of any representation, warranty, covenant or other provision set forth in the Purchase Agreement (collectively, a "Breach"), and if Isonics wishes to make a claim against the Escrow with respect to such possible Breach, then Isonics may deliver to the Seller's Agent and the Escrow Agent a written notice of such possible Breach (a "Claim Notice") setting forth (i) a reasonably detailed description of the circumstances supporting Isonics's belief that such possible Breach exists or has occurred, and (ii) a non-binding, preliminary, good faith estimate of the aggregate dollar amount of all Damages that have arisen and may arise as a direct or indirect result of such possible Breach (such aggregate amount being referred to as the "Claim Amount").

         3.2 Response Notice. Within 30 calendar days after the delivery of a Claim Notice to the Seller's Agent, the Seller's Agent shall deliver to Isonics and the Escrow Agent a written notice (the "Response Notice") containing: (i) instructions to the effect that Escrow Shares having a Fair Market Value (as defined in Section 5 of this Escrow Agreement) equal to the entire Claim Amount set forth in such Claim Notice are to be released from the Escrow to

Isonics; or (ii) instructions to the effect that Escrow Shares having a Fair Market Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to Isonics, together with a statement that the remaining portion of such Claim Amount is being disputed; or (iii) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed. If no Response Notice is received by Isonics and the Escrow Agent from the Seller's Agent within 45 calendar days after the delivery of a Claim Notice to the Seller's Agent, then the recipient of such Claim Notice shall be deemed to have given instructions that Escrow Shares having a Fair Market Value equal to the entire Claim Amount set forth in such Claim Notice are to be released to Isonics from the Escrow.

         3.3      Release of Escrow Shares to Isonics.

                  (a) If the Seller's Agent gives (or is deemed to have given) instructions to the Escrow Agent that Escrow Shares having a Fair Market Value equal to the entire Claim Amount set forth in a Claim Notice are to be released from the Escrow to Isonics, then the Escrow Agent shall be authorized to use a Stock Power held in the Escrow to transfer to Isonics, from the Escrow, Escrow Shares having a Fair Market Value equal to such Claim Amount.

                  (b) If a Response Notice delivered by the Seller's Agent in response to a Claim Notice contains instructions to the effect that Escrow Shares having a Fair Market Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released from the Escrow to Isonics, then (i) the Escrow Agent shall be authorized to use a Stock Power held in the Escrow to transfer to Isonics, from the Escrow, Escrow Shares having a Fair Market Value equal to such specified portion of such Claim Amount, and (ii) the procedures set forth in Section 3.3(c) of this Escrow Agreement shall be followed with respect to the remaining portion of such Claim Amount.

                  (c) If a Response Notice delivered by the Seller's Agent in response to a Claim Notice contains a statement that all or a portion of the Claim Amount set forth in such Claim Notice is being disputed (such Claim Amount or the disputed portion thereof being referred to as the "Disputed Amount"), then, notwithstanding anything contained in Section 4 of this Escrow Agreement, the Escrow Agent shall continue to hold in the Escrow (in addition to any other Escrow Shares permitted to be retained in the Escrow, whether in connection with any other dispute, pursuant to Section 4.1 of this Escrow Agreement, or otherwise) Escrow Shares having a Fair Market Value equal to 100% of the Disputed Amount. Such Escrow Shares shall continue to be held in the Escrow until such time as (i) Isonics and the Seller's Agent execute and deliver to the Escrow Agent a settlement agreement containing instructions regarding the release of such shares, or (ii) the Escrow Agent receives a copy of a court or arbitration final order containing instructions to the Escrow Agent regarding the release of such Escrow Shares, and Escrow Agent shall be entitled to rely conclusively on such final order. The Escrow Agent shall thereupon release such Escrow Shares from the Escrow in accordance with the instructions set forth in such settlement agreement or court or arbitration order.

SECTION 4.        RELEASE OF SHARES TO SELLER

         4.1 Shares to be Released. On the date 12 months after the Closing Date, the Escrow Agent shall release to Seller from the Escrow all Escrow Shares then held in the Escrow, except for any Escrow Shares necessary to satisfy a claim set forth in a Claim Notice which has been given and for which a Response Notice has not been received or deemed to have been receive, or that are to be retained in the Escrow in accordance with Section 3.3(c) of this Escrow Agreement.

         4.2 Procedures for Releasing Shares. Any release of shares to Seller pursuant to Section 4.1 of this Escrow Agreement may be effected by mailing a stock certificate to Seller certified mail, return receipt requested.


SECTION 5.        VALUATION OF SHARES HELD IN ESCROW

         For purposes of this Escrow Agreement, the "Fair Market Value" of the Escrow Shares shall be deemed to be equal to the number of Escrow Shares multiplied by $2.26 (adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Isonics after the Closing Date).


SECTION 6.        FEES AND EXPENSES

         Seller shall reimburse the Seller's Agent and the Escrow Agent for all reasonable fees and expenses (including attorneys' fees) incurred by the Seller's Agent and the Escrow Agent in connection with the performance of his duties hereunder.


SECTION 7.        LIMITATION OF ESCROW AGENT'S LIABILITY

         7.1 Limitation. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

         7.2 Indemnification of Escrow Agent. Isonics and Seller, jointly and severally, shall indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder, including any extraordinary fees and expenses that may arise, such as fees of counsel and court costs. As among themselves, each of Isonics and Seller shall be liable for one-half (1/2) of such amounts. The Escrow Agent has a first and prior lien on the Escrow Shares to secure any such fees and expenses. The Escrow

Agent is authorized to deduct any such fees and expenses from the Escrow Shares. Any fees and expenses owed but unpaid shall secure interest at the rate of 12% per annum.

         7.3 Non-Liability. The Escrow Agent shall not be liable for any act it may do or omit to do as the Escrow Agent while acting in good faith and in the exercise of its own best judgment. Any act done or omitted by the Escrow Agent pursuant to the advice of its attorneys shall be conclusive evidence of such good faith. The Escrow Agent shall have the right to consult with counsel whenever any question arises concerning the Escrow Agreement and shall incur no liability whatsoever, for any delay reasonably required to obtain such advice of counsel.

         7.4 Other Contract or Agreements. The Escrow Agent is not a party to or bound by any agreement between Isonics, Seller and Seller's Agent other than this The Escrow Agreement, whether or not an original copy of such agreement is held by Escrow Agent or is in the files of the Escrow Agent.

         7.5 Validity and Sufficiency of the Escrow. The Escrow Agent assumes no responsibility for the validity and/or sufficiency of any funds, securities, instruments or instructions held as Escrow Shares.


SECTION 8.        SUCCESSOR ESCROW AGENT

         In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Escrow Agreement, specifying not less than 60 calendar days' prior written notice of the date when such resignation shall take effect. Isonics may appoint a successor Escrow Agent without the consent of the Agent so long as such successor is a bank with assets of at least $100 million, and may appoint any other successor Escrow Agent with the consent of the Agent, which consent shall not be unreasonably withheld. If, within such notice period, Isonics provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Shares to such designated successor.


SECTION 9.        GENERAL

         9.1 Confirmation of Appointment. Seller confirms the appointment and authority of the Seller's Agent as set forth in Section 10.1 of Purchase Agreement with respect to all matters relating to this Escrow Agreement. Any successor to the Seller's Agent who is appointed in accordance with the provisions of Section 10.1 of the Purchase Agreement shall be deemed to be the "Seller's Agent" for purposes of this Escrow Agreement. Any document executed or action taken by the Seller's Agent shall be binding upon Seller.

         9.2 Other Agreements. Nothing in this Escrow Agreement is intended to limit any of Isonics's rights, or any obligation of Seller, under the Purchase Agreement or under any other agreement entered into in connection with the transactions contemplated under the Purchase Agreement.

         9.3 Notices. Any notice required or permitted to be given under this Escrow Agreement shall be in writing and shall be deemed effective: (a) upon personal delivery; (b) two (2) business days after it is deposited in a regularly maintained depository of the United States Postal Service, registered or certified mail, postage prepaid, return receipt requested and properly addressed; (c) on the next business day after having been sent either by overnight delivery courier service (including, but not limited to Federal Express), or (d) upon receipt if by facsimile transmission on machine capable of verifying receipt, and addressed or sent, to the parties at the addresses and/or facsimile numbers set forth below:

             if to Isonics:

                           Isonics Corporation
                           4010 Moorpark Avenue
                           Suite 119
                           San Jose, CA  95117
                           Fax:     (408) 260-2110
                           Attention:  President

                           With a copy to:

                           Cooley Godward LLP
                           3000 Sand Hill Road
                           Building 3, Suite 230
                           Menlo Park, CA  94025-7116
                           Fax:  (650) 854-2691
                           Attention:  Mark P. Tanoury, Esq.


             if to the Seller's Agent:

                           Robert H. Cuttriss
                           5906 McIntyre Street
                           Golden, CO  80403
                           Fax:  (303) 279-6061

                           With a copy to:

                           Dufford & Brown, P.C.
                           1700 Broadway, Suite 1700
                           Denver, CO  80290
                           Fax:  (303) 832-8013
                           Attention:  Edward D. White III, Esq.

             if to the Escrow Agent:

                           Colorado Business Bank
                           Attn:  Community Trust Division, Sally Woods
                           821 17th Street, Second Floor
                           Denver, CO  80202
                           Fax:  (303) 293 -0700


         9.4 Counterparts; Facsimile Signatures. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A facsimile copy, including a facsimile copy of a signature, shall have the same force and effect as an original.

         9.5 Headings. The underlined headings contained in this Escrow Agreement are for convenience of reference only, shall not be deemed to be a part of this Escrow Agreement and shall not be referred to in connection with the construction or interpretation of this Escrow Agreement.

         9.6      Governing Law; Arbitration.

                  (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado (without giving effect to principles of conflicts of laws).

                  (b) Any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including without limitation any action or claim based on tort, contract, statute, or for any other cause of action, and which relates in any way to the interpretation, effect, termination, validity, enforcement, performance and/or breach of this Agreement, shall be resolved by final binding arbitration administered by the American Arbitration Association ("AAA"). The arbitration shall be conducted before a panel of three arbitrators under the commercial arbitration rules of the AAA and shall be held at an AAA facility in Denver, Colorado, or if no such facility exists then at any location in Jefferson or Denver Counties, Colorado, as the parties hereto shall reasonably agree. The parties hereto agree that all arbitrators serving on such panel must be available to serve on the panel in accordance with the timetable of the arbitration.

                  (c) Not for the adjudication of any matters (other than judicial review for fraud or undisclosed bias), but for the enforcement of an arbitration award or the granting of injunctive relief, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the State of Colorado.

         9.7      Successors and Assigns; Parties in Interest.

                  (a) Subject to Sections 2.5 and 9.8(b) of this Escrow Agreement, this Escrow Agreement shall be binding upon: the Seller's Agent and Seller and their respective estates, successors and assigns (if any); and Isonics and its successors and assigns (if any). This Escrow Agreement shall inure to the benefit of: Seller; Isonics; the other Indemnitees; and the respective successors (if any) of the foregoing.

                  (b) Isonics may freely assign any or all of its rights under this Escrow Agreement, in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person. Isonics may not delegate its obligations under this Escrow Agreement to any other Person without the prior consent of the Seller's Agent. Neither Seller nor the Seller's Agent shall be permitted to assign any of his, her or its rights or delegate any of his, her or its obligations under this Escrow Agreement without Isonics's prior written consent.

         9.8      Waiver.

                  (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Escrow Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Escrow Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No Person shall be deemed to have waived any claim arising out of this Escrow Agreement, or any power, right, privilege or remedy under this Escrow Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         9.9 Amendments. This Escrow Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Isonics and the Seller's Agent.

         9.10 Severability. In the event that any provision of this Escrow Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Escrow Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         9.11 Entire Agreement. This Escrow Agreement and the Purchase Agreement and the other agreements contemplated in the Purchase Agreement set forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

         9.12     Construction.

                  (a) For purposes of this Escrow Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Escrow Agreement.

                  (c) As used in this Escrow Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Escrow Agreement to "Sections" are intended to refer to Sections of this Escrow Agreement.

         IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.


                                   ISONICS, INC.,
                                   a California corporation


                                   By:__________________________________________
                                       Name:
                                       Title:



                                   METALLURGY INTERNATIONAL, INC.,
                                   a Nevada corporation



                                   By:__________________________________________
                                       Name:
                                       Title:



                                   COLORADO BUSINESS BANK
                                   a Colorado corporation


                                   By:__________________________________________
                                       Name: Sally Woods
                                       Title:



                                   _____________________________________________
                                   Robert H. Cuttriss,
                                        as Seller's Agent

                                                                       EXHIBIT C
                            SELLER'S GENERAL RELEASE

         This SELLER'S GENERAL RELEASE ("General Release") is being executed and delivered as of [_______], 1998 on behalf of the parties identified on the signature page hereto (all of whom are referred to collectively as the "Releasors," and each of whom is referred to individually as a "Releasor") to and in favor of, and for the benefit of, INTERNATIONAL PROCESS RESEARCH CORPORATION, a Colorado corporation (the "Company"), ISONICS CORPORATION, a California corporation ("Purchaser"), and the other Releasees (as defined in Section 2).


                                    RECITALS

         A. Contemporaneously with the execution and delivery of this General Release, one of the Releasors is selling its shares of the capital stock of the Company to Purchaser pursuant to a Stock Purchase Agreement dated as of April 30, 1998 (the "Purchase Agreement").

         B.  Purchaser  has  required,   as  a  condition  to  consummating  the
transactions contemplated by the Purchase Agreement, that the Releasors execute and deliver this General Release.


                                    AGREEMENT

         In order to induce Purchaser to consummate the transactions contemplated by the Purchase Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Releasors), the Releasors hereby covenant and agree as follows:

         1. Release. Each Releasor, for himself and for each of such Releasor's Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).

         2.       Definitions.

                  (a) The term "Associated Parties," when used herein with respect to a Releasor, shall mean and include: (i) such Releasor's predecessors, successors, executors, administrators, heirs and estate; (ii) such Releasor's past, present and future assigns, agents and representatives; (iii) each entity that such Releasor has the power to bind (by such Releasor's acts or signature) or over which such Releasor directly or indirectly exercises control; and (iv) each entity of which such Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

                  (b) The term "Releasees" shall mean and include: (i) Purchaser; (ii) the Company; (iii) each of the direct and indirect subsidiaries of the Company; (iv) each other affiliate of the Company; and (v) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iv)" of this sentence, other than the Releasors.

                  (c) The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including:
(i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Releasor in such Releasor's capacity as a stockholder, director, officer or employee of the Company or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

                  (d) The term "Released Claims" shall mean and include each and every Claim that (i) any Releasor or any Associated Party of any Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this General Release (excluding only such Releasor's rights, if any, under (i) the Purchase Agreement, (ii) the other agreements executed in connection with the closing of the transactions contemplated under the Purchase Agreement and attached as exhibits thereto, and (iii) the Letter of Understanding dated as of April 30, 1998 among Purchaser, the Company and certain of the other parties hereto.

         3. Civil Code ss.1542. Each Releasor (a) represents, warrants and acknowledges that such Releasor has been fully advised by his attorney of the contents of Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights such Releasor may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

                           "A general  release  does not extend to claims  which
                  the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each Releasor also hereby waives the benefits of, and any rights such Releasor may have under, any statute or common law principle of similar effect in any jurisdiction.

         4.  Representations  and  Warranties.   Each  Releasor  represents  and
warrants that:

                  (a) such Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

                  (b) to the best of such Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

                  (c) no Associated Party of such Releasor has or had any Claim against any of the Releasees;

                  (d) no Associated Party of such Releasor will in the future have any Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this General Release;

                  (e) this General Release has been duly and validly executed and delivered by such Releasor;

                  (f) this General Release is a valid and binding obligation of such Releasor and such Releasor's Associated Parties, and is enforceable against such Releasor and each of such Releasor's Associated Parties in accordance with its terms;

                  (g) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of such Releasor, threatened against such Releasor or any of such Releasor's Associated Parties that challenges or would challenge the execution and delivery of this General Release or the taking of any of the actions required to be taken by such Releasor under this General Release;

                  (h) neither the execution and delivery of this General Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which such Releasor or any of such Releasor's Associated Parties is a party or by which such Releasor or any of such Releasor's Associated Parties is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which such Releasor or any of such Releasor's Associated Parties is subject; and

                  (i) no authorization, instruction, consent or approval of any person or entity is required to be obtained by such Releasor or any of such Releasor's Associated Parties in connection with the execution and delivery of this General Release or the performance hereof.

         5. Indemnification. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, each Releasor shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys' fees) that is directly or indirectly suffered or incurred at any time by such Releasee, or to which such Releasee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any failure on the part of such Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein, or (b) the assertion or purported assertion of any of the Released Claims by such Releasor or any of such Releasor's Associated Parties.

         6.       Miscellaneous.

                  (a) This General Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the Releasors and Releasees relating to the subject matter hereof.

                  (b) If any provision of this General Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this General Release. If any provision of this General Release or any part of such provision is held to be unenforceable against any Releasor, then the unenforceability of such provision or part thereof against such Releasor shall not affect the enforceability thereof against any other Releasor. Each provision of this General Release is separable from every other provision of this General Release, and each part of each provision of this General Release is separable from every other part of such provision.

                  (c) This General Release shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws). Any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including without limitation any action or claim based on tort, contract, statute, or for any other cause of action, and which relates in any way to the interpretation, effect, termination, validity, enforcement, performance and/or breach of this Agreement, shall be resolved by final binding arbitration administered by the American Arbitration Association ("AAA"). The arbitration shall be conducted before a panel of three arbitrators under the commercial arbitration rules of the AAA and shall be held at an AAA facility in Santa Clara County, California. The parties hereto agree that all arbitrators serving on such panel must be available to serve on the panel in accordance with the timetable of the arbitration. Not for the adjudication of any matters (other than judicial review for fraud or undisclosed bias), but for the enforcement of an arbitration award or the granting of injunctive relief, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the State of California.

                  (e) This General Release may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. A facsimile copy, including a facsimile copy of a signature, shall have the same force and effect as an original.

                  (f) Each Releasor shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.

                  (g) If any legal action or other legal proceeding relating to this General Release or the enforcement of any provision hereof is brought by any Releasor or Releasee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

                  (h) This General Release shall be effective with respect to, and shall be binding upon and enforceable against, each Releasor who executes this General Release, regardless of whether any of the other Releasors executes this General Release.

                  (i) Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (j) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release.

                  (k) As used in this General Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of
limitation,   and  shall  be  deemed  to  be  followed  by  the  words  "without limitation."

         IN WITNESS WHEREOF, the Releasors have caused this General Release to be executed as of the date first above written.

                                           RELEASORS:



                                   METALLURGY INTERNATIONAL, INC.,
                                   a Nevada corporation


                                   By:__________________________________________
                                       Name:
                                       Title:



                                   METALLURGY PTY,
                                   an Australian corporation


                                   By:__________________________________________
                                       Name:
                                       Title:


                                   _____________________________________________
                                   Robert H. Cuttriss,


                                   _____________________________________________
                                   Patricia D. Cuttriss

                                                                       EXHIBIT D
                              EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is dated as of _______, 1998 and is entered into by and between ISONICS CORPORATION, a California corporation ("Employer"), and ROBERT H. CUTTRISS ("Officer").

     1. Employment; Duties. Subject to the terms and conditions of this Agreement, during the term of this Agreement Officer agrees to be employed by Employer and to serve as President of Employer's subsidiary, International Process Research Corporation ("Interpro"), located in Golden, Colorado, and during the term of this Agreement Employer agrees to employ Officer in such capacity. Officer shall devote substantially all of his business time, energy, and skill to the affairs of Interpro to perform the duties of such positions. Notwithstanding the foregoing, Officer may devote reasonable amounts of time for educational, charitable, or professional activities if those activities do not interfere significantly with the services required under this Agreement.

     2. Term of Employment; Termination.

         2.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

             (a) "Termination For Cause" shall mean termination by Employer of Officer's employment by Employer by reason of any of the following:

                  (i) Officer's conviction for commission of a felony;

                  (ii) Any gross negligence or willful misconduct in the performance of Officer's duties which results in material detriment to the business, assets, properties, prospects, financial condition or operations of Employer (the "Business");

                  (iii) Officer's intentional failure or a refusal to comply in any material respect with the lawful policies, standards or regulations of Employer or reasonable directives of the Board of Directors of Employer, which failure or refusal results in material detriment to the Business; or

                  (iv) Officer's material breach of the Proprietary Information and Invention Assignment Agreement entered into between Officer and Employer which results in material detriment to the Business.

             (b) "Termination Other Than For Cause" shall mean termination by Employer of Officer's employment (other than in a Termination For Cause, or a termination by reason of Officer's death or disability) and shall, without limitation, include termination of Officer's employment by reason of the failure of Employer to renew the term of this Agreement at any time after the Contract Period Expiration Date, as described in Section 2.2 below.

                                       1.

             (c) "Voluntary Termination" shall mean termination by Officer of Officer's employment other than (i) Constructive Termination or (ii) termination by reason of Officer's death or disability as described in Sections 2.5 and 2.6.

             (d) "Constructive Termination" shall mean (i) termination by Officer of Officer's employment (other than in a Voluntary Termination) by reason of material breach of this Agreement by Employer, which has not been cured (if the breach is capable of being cured) within ten (10) days after the date that Officer delivers a notice of such breach to Employer, such constructive termination to be effective upon notice from Officer to Employer of such constructive termination, or, if the breach is capable of being cured, ten
(10) days after  delivery of such  notice if the breach has not been  cured,  or
(ii) termination by Officer of Officer's employment (other than in a Voluntary Termination) for Good Reason.

             (e) "Change in Control" shall mean any of the following events:

                  (i) as a result of or in connection with any cash tender offer, merger, or other business combination, sale of assets, sale or transfer of Employer's stock or other equity securities, or contested election, or combination of the foregoing, the persons who were directors of Employer just before such event shall cease to constitute a majority of the directors; or

                  (ii) the closing of (A) a merger, consolidation or reorganization of Employer with or into another corporation in which the holders of Employer's common stock immediately before such merger, consolidation or reorganization do not, immediately following such merger, consolidation or reorganization, hold as a group on a fully diluted basis both the ability to elect at least a majority of the directors of the surviving corporation (or its parent) and at least a majority in value of the surviving corporation's (or its parent's) outstanding equity securities, or (B) a sale or other disposition of all or substantially all of the assets of Employer, unless Employer owns 50% or more of the outstanding voting securities or other equity interests of the transferee at the time of the transfer.

             (f) "Good Reason" means, with respect to Officer, that Employer has, without his written consent (and except For Cause):

                  (i) employed Officer in a position other than President of Interpro or has materially reduced the nature and scope of the Officer's duties and responsibilities with Employer, other than following a Change of Control; or

                  (ii) there has occurred a Change of Control and Officer's duties and responsibilities with Employer following such Change of Control have been materially reduced in nature and scope from such duties and responsibilities as they existed immediately before the Change of Control; or

                  (iii) reduced Officer's base salary from that provided for in this Agreement; or

                  (iv) required Officer to be relocated to anywhere other than Employer's offices located in or near the Denver, Colorado metropolitan area ("Denver") or, if

                                       2.

Officer's then-present location is other than Denver, then to a location more than 50 miles from such then-present location (except for required travel on Employer's business to an extent substantially consistent with Officer's then-present business travel obligations); or

                  (v) failed to met annual financial support guidelines of Interpro set forth in Exhibit A attached hereto and incorporated by reference herein.

         2.2 Basic Term: The term of employment of Officer by Employer pursuant to this Agreement shall be for the period (the "Contract Period") commencing on May [_], 1998 and ending on May [ ], 2003 (such ending date referred to as the "Contact Period Expiration Date") unless the term of this Agreement is sooner terminated pursuant to the provisions hereof. The term of employment of Officer by Employer pursuant to this Agreement shall be renewed automatically after the Contract Period Expiration Date for successive one year renewal terms unless either party gives notice of non-renewal to the other party not less than thirty
(30) days prior to the expiration of the then current term. (The term of Officer's employment by Employer pursuant to this Agreement will sometimes be referred to as the "Term").

         2.3 Basic Consequences of Termination. Upon a Termination for Cause, Termination Other Than For Cause, Termination by Reason by Disability, Termination by Reason of Death, Voluntary Termination, or Constructive Termination, all as described in this Section 2, Employer immediately shall pay to Officer all accrued salary, bonus compensation to the extent earned (provided, however, that nothing in this Agreement shall be construed as establishing any right to any bonus compensation or any pro rata or accrual rights to bonus compensation for partial years of employment), vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of Employer in which Officer is a participant to the full extent of Officer's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by Officer in connection with Officer's duties hereunder, all to the date of termination. Except for Voluntary Termination or Termination for Cause, in addition to payment of the foregoing amounts and any severance to which Officer is entitled hereunder, the Company shall also immediately pay to Officer, in lieu of any incentive or bonus compensation, an amount equal to 25% of Officer's annual prevailing salary in the year in which termination occurs.

         2.4 Termination for Cause. Employer may effect a Termination For Cause at any time during the term of this Agreement by written notice to Officer. Upon Termination For Cause, Officer shall be entitled to receive the compensation described in Section 2.3 above, but Officer shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

         2.5 Termination Other Than For Cause. Notwithstanding anything else in this Agreement, Employer may effect a Termination Other Than For Cause at any time during the term of this Agreement, such termination to be effective upon delivery of written notice to Officer. Upon Termination Other Than For Cause, Officer shall be entitled to receive the compensation described in Section 2.3 above, and all severance compensation provided in Section 4.1 upon a Termination Other Than For Cause, but Officer shall not be paid any other compensation or reimbursement of any kind.

                                       3.

         2.6 Termination by Reason of Disability. If during the term of this agreement, Officer, in the reasonable judgment of the Board of Directors of Employer (with Officer not participating in such decision, if Officer is a director of Employer), has failed to perform Officer's essential duties, with or without reasonable accommodation, under this Agreement on account of a non-work related illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than six (6) months, Employer shall have the right to terminate Officer's employment hereunder by written notice to Officer ("Termination by Reason of Disability"). Upon Termination by Reason of Disability, Officer shall be entitled to receive the compensation described in
Section 2.3 above, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

         2.7 Termination by Reason of Death. In the event of Officer's death during the term of this Agreement, Officer's employment shall be deemed to have terminated as of the date on which his death occurred ("Termination by Reason of Death"). Upon a Termination by Reason of Death, Officer shall be entitled to receive the compensation described in Section 2.3 above, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

         2.8 Voluntary Termination. Notwithstanding anything else in this Agreement, Officer may effect a Voluntary Termination at any time during the term of this Agreement, such termination to be effective upon delivery of written notice to Employer. In the event of a Voluntary Termination, Officer shall be entitled to receive the compensation described in Section 2.3 above, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

         2.9 Constructive Termination. Officer may effect a Constructive Termination at any time during the term of this Agreement, such termination to be effective upon delivery of written notice to Employer (subject to the cure period described in Section 2.1 (d). In the event of a Constructive Termination, Officer shall be entitled to receive the compensation described in Section 2.3 above, and all severance compensation provided in Section 4.1 upon a Constructive Termination, but no other compensation or reimbursement of any kind.

         2.10 No Severance Compensation Upon Other Termination. In the event of a Voluntary Termination, Termination For Cause, Termination by Reason of Disability, or Termination by Reason of Death, Officer or Officer's estate shall not be entitled by virtue of this Agreement to receive any severance compensation.

         2.11 Parachute Payments. If acceleration of the vesting of any option would (i) constitute a "parachute payment" within the meaning of Section 280G of the Code and (ii) but for this Section 2.11 be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then such acceleration will be either (A) for all shares subject to this option that are then unvested, or (B) such lesser number of shares as would result in no portion of the acceleration being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state, and local employment taxes, income taxes, and the Excise Tax results in Officer's receipt, on an after-tax basis, of the greatest value notwithstanding that all or some portion of the acceleration may be subject to the Excise Tax. The foregoing

                                       4.

determination will be made by Employer and Officer jointly, in good faith, and will be conclusive and binding upon Employer and Officer.

3.       Salary, Benefits and Bonus Compensation.

         3.1 Base Compensation. In consideration of the services to be rendered by Officer to Employer under this Agreement, Employer shall pay Officer a salary of at least $100,000 per year, payable monthly or otherwise pursuant to Employer's normal payroll procedures. In years 3 through 5 of this agreement Employer shall pay office a salary of at least $125,000. Employer shall review annually Officer's compensation in accordance with Employer's established administrative practices for adjusting salaries for similarly situated employees; provided, however, that nothing in this Section 3 shall impose any obligation on Employer to increase Officer's base compensation; and provided further, that Employee's salary shall not be reduced during the term of this Agreement to an amount less than $100,000 per year or $125,000 as appropriate.

         3.2 Benefits. Officer shall be entitled to a minimum of three weeks of paid vacation leave per annum. Officer shall be entitled to three weeks of paid vacation per year, to accrue monthly, and to carry over and accrue unused vacation in any year for use in the following year; provided, however, that Officer shall cease to accrue paid vacation leave at any time at which accrued and unused paid vacation leave equals or exceeds four weeks, until such time as accrued and unpaid vacation leave no longer equals or exceeds four weeks. As Officer becomes eligible therefor, Officer shall have the right to participate in and receive officer benefits including, without limitation, health insurance benefits and life insurance benefits pursuant to the terms of all present and future benefit plans specified in Employer's policies (as such policies may be amended from time to time) and generally made available to similarly situated officers of Employer. The amount and extent of benefits to which Officer is entitled shall be governed by the specific benefit plan, as amended. Except as otherwise provided in this Agreement, nothing contained in this Agreement shall prevent Employer from changing or eliminating any benefit(s) during the Contract Period as Employer, in its sole discretion, may deem necessary or desirable; provided, however, any such changes or elimination's of benefits shall be applicable to all similarly situated officers. All compensation and comparable payments to be paid to Officer pursuant to this Agreement shall be less withholdings required by law.

         3.3 Incentive Compensation. Officer shall be eligible to receive incentive compensation up to 25% of Officer's annual prevailing salary in the year to which such award relates, as approved from time to time by the Employer on the terms and conditions and subject to the limitations of the Employees Executive Compensation Plan, as the same may be amended by Employer in its discretion from time to time.

         3.4 Expenses. Employer shall reimburse Officer for reasonable out-of-town travel and other business expenses incurred by Officer in the performance of Officer's duties, in accordance with Employer's policies, as such policies may be amended from time to time in Employer's sole discretion.

4. Severance Compensation.

                                       5.

         4.1 Termination Other Than For Cause. If Officer's employment is terminated in a Termination Other Than For Cause, then Employer shall continue to pay Officer an amount equal to his base salary under Section 3 of this Agreement, less applicable withholding taxes, payable on the Company's normal payroll dates, in the following amounts:

             (a) If the Termination Other Than For Cause occurs before 18 months from the Contract Period Expiration Date, then 18 months of base salary;

             (b) If the Termination Other Than For Cause occurs within 18 months before expiration of the Contract Period Expiration Date, then a number of months of base salary equal to the remaining number of months between the date of termination and the Contract Period Expiration Date, but no less than six (6) months of base salary; and

             (c) If the Termination Other Than For Cause occurs after the Contract Period Expiration Date, then six (6) months of base salary.

           If Officer secures other employment during the period that payments pursuant to this Section 4.1 are payable, the Company will be entitled to set off, dollar for dollar, whatever is earned in such employment against the amount owed to Officer hereunder. During the period that severance compensation is payable hereunder, Officer shall notify Employer of any such employment and any such other earnings. In addition, Officer shall have the option, at Officer's own expense, to extend the health insurance coverage that was provided by Employer to Officer as an employee of Employer immediately before the date of termination, for a period of eighteen (18) months from the date of termination pursuant to the terms and conditions of COBRA. Officer shall have sixty (60) days from the date of termination to notify Employer in writing of Officer's election to so continue Officer's health insurance coverage. Should Officer so elect, Employer shall reimburse Officer for the cost of the premiums under such health insurance plans under COBRA for a period of six (6) months after the termination date. After such time, until eighteen (18) months from the date of termination, Officer may, if Officer so elects, participate in Employer's health insurance plans to the extent permitted by COBRA and the terms of such plans, but any such participation shall be at Officer's sole expense.

         4.2 Termination Obligations.

             (a) Officer  agrees  that all of  Employer's  property  (including, without limitation, all Employer's equipment, tangible items containing Employer Proprietary Information (as described below), documents, books, records, reports, notes, contracts, lists, computer disks (and other computer-generated files and data), and copies thereof, created on any medium) furnished to, obtained by, or prepared by Officer in the course of or incident to Officer's employment shall be returned promptly to Employer upon termination of Officer's employment.

             (b)  The  parties'  respective  representations,   warranties,  and
obligations contained in this Agreement shall survive the termination of Officer's employment.

             (c) Following any termination of the Officer's employment, Officer shall fully cooperate with Employer in reasonable respects in all matters relating to Officer's continuing obligations under this Agreement.

                                       6.

             (d) A Termination for Cause shall not affect or impair the rights or remedies against Officer.

5. Employer Confidential Information.

         5.1 Definition of "Employer Confidential Information." "Employer Confidential Information" is all information, ideas, and concepts in whatever form, tangible or intangible, pertaining in any manner to the business of Employer, or any person or entity that directly or indirectly controls, is controlled by, or is under common control with, Employer (an "affiliate") or the respective officers, clients, customers, suppliers, consultants, or business associates of Employer or any affiliate of Employer, which information, idea(s), or concept(s) have been, or shall have been, produced by any officer or employee of, or consultant to, Employer in the course of his or her employment or otherwise produced or acquired by or on behalf of Employer, that is not generally known outside of Employer's organization or is so known only through improper means. Without limiting the foregoing definition, Employer Confidential Information shall include, but not be limited to, the following, to the extent confidential or proprietary to Employer: (i) confidential or proprietary
formulas,   manufacturing   processes,   teaching  and  development  techniques,
processes, trade secrets, computer programs, electronic codes, inventions, improvements, and research projects; (ii) information about costs, profits, markets, or sales, and lists of vendors, suppliers, customers, or clients; (iii) business, marketing, and strategic plans; and (iv) officer personnel files and compensation information.

         5.2 General Restrictions on Use. While employed by Employer, Officer shall use and disclose Employer Confidential Information only for the benefit of Employer and as is necessary to carry out Officer's responsibilities under this Agreement. Following termination of Officer's employment with Employer, Officer shall not use or disclose any Employer Confidential Information, except as expressly authorized in writing by Employer. The restrictions contained above in this Section 5.2 shall be inapplicable to any Employer Confidential Information to the extent that such information: (i) is or becomes publicly known through no wrongful act of Officer; (ii) is rightfully received by Officer from a third party without breach of any obligation to Employer; (iii) is approved for release by written authorization of Employer; or (iv) is distributed or made available to others by Employer without restriction as to use or disclosure. Officer shall have no right or license, express, implied or by estoppel, under any trademark, copyright patent or other intellectual property right now or hereafter owned or controlled by Employer.

         5.3 Third-Party Information. Officer acknowledges that Employer has received, and in the future will receive, from third parties such parties' confidential information subject to a duty on Employer's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Officer agrees that Officer owes Employer and such third parties, while employed by Employer and thereafter, a duty to hold all such confidential information in confidence and not to disclose or use it, except as necessary to perform Officer's obligations hereunder and as is consistent with Employer's agreements with such third parties.

                                       7.

6.       Miscellaneous.

         6.1 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed effective: (a) upon personal delivery; (b) two (2) business days after it is deposited in a regularly maintained depository of the United States Postal Service, registered or certified mail, postage prepaid, return receipt requested and properly addressed; (c) on the next business day after having been sent either by overnight delivery courier service (including, but not limited to Federal Express), or (d) upon receipt if by facsimile transmission on machine capable of verifying receipt, and addressed or sent, to the parties at the addresses and/or facsimile numbers set forth below:

                  if to Employer:

                           Isonics Corporation
                           4010 Moorpark Avenue
                           Suite 119
                           San Jose, CA  95117
                           Fax:     (408) 260-2110
                           Attention:  President

                           With a copy to:

                           Cooley Godward LLP
                           3000 Sand Hill Road
                           Building 3, Suite 230
                           Menlo Park, CA  94025-7116
                           Fax:  (650) 854-2691
                           Attention:  Mark P. Tanoury, Esq.

                  if to Officer:

                           Robert H. Cuttriss
                           5906 McIntyre Street
                           Golden, CO  80403
                           Fax:  (303) 279-6061

                           With a copy to:

                           Dufford & Brown, P.C.
                           1700 Broadway, Suite 1700
                           Denver, CO  80290
                           Fax:  (303) 832-8013
                           Attention:  Edward D. White III, Esq.

         6.2 Action by Employer. All actions required or permitted to be taken under this Agreement by Employer including, without limitation, exercise of discretion, consents,

                                       8.

waivers, and amendments to this Agreement shall be made and authorized only with approval of the Board of Directors.

         6.3 Integration. This Agreement is intended to be the final, complete, and exclusive statement of the terms of Officer's employment by Employer. This Agreement may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies, or procedures of Employer, now or in the future, apply to Officer and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control.

         6.4 Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing signed by Officer and signed by an officer of Employer specifically authorized by the Board of Directors to execute such instrument. No failure to exercise, and no delay in exercising, any right, remedy, or power under this Agreement shall operate as a waiver thereof, and no single or partial exercise of any right, remedy, or power under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or at law or in equity.

         6.5 Assignment; Successors and Assigns. Officer agrees that Officer will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement. Any such purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of Employer with, or its merger into, any other entity, or the sale by Employer of all or substantially all of its assets, or the assignment by Employer of any rights or obligations under this Agreement; provided, however, no assignment by Employer shall release or discharge Employer from any of its obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns and shall not benefit any person or entity other than those specifically enumerated in this Agreement.

         6.6 Severability. If any provision of this Agreement, or its application to any person, place, or circumstance, is held by a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

         6.7 Attorneys' Fees. In any legal action, or proceeding brought to enforce the terms of this Agreement, the prevailing party in such legal action or proceeding shall be entitled to recover its reasonable attorneys' fees and costs from the other party.

         6.8 Injunctive Relief. If either party breaches or threatens to breach any of his or its respective obligations under Sections 4.2 and 5 of this Agreement, the parties acknowledge that the damage or imminent damage would be irreparable and extremely difficult to estimate, making any remedy at law or for damages inadequate. Accordingly, in such circumstances a party shall be entitled to injunctive relief against the other party in the event of any such breach or threatened breach in addition to any other relief (including damages) available under this Agreement or at law.

                                       9.

         6.9 Governing Law; Arbitration.

             (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

             (b) Any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including without limitation any action or claim based on tort, contract, statute, or for any other cause of action, and which relates in any way to the interpretation, effect, termination, validity, enforcement, performance and/or breach of this Agreement, shall be resolved by final binding arbitration administered by the American Arbitration Association ("AAA"). The arbitration shall be conducted before a panel of three arbitrators under the commercial arbitration rules of the AAA and shall be held at an AAA facility in the City and County of Denver, Colorado. The parties hereto agree that all arbitrators serving on such panel must be available to serve on the panel in accordance with the timetable of the arbitration.

             (c) Not for the adjudication of any matters (other than judicial review for fraud or undisclosed bias), but for the enforcement of an arbitration award or the granting of injunctive relief, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the State of Colorado.

         6.10 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement. A facsimile copy, including a facsimile copy of a signature, shall have the same force and effect as an original.

         6.11 Officer Acknowledgment. Officer acknowledges that Officer has had the opportunity to consult legal counsel with respect to this agreement, that Officer has read and understands this Agreement, that Officer is fully aware of its legal effect, and that Officer has entered into this Agreement freely and voluntarily and based on Officer's own judgment and not on any representations or promises other than those contained in this Agreement.

                                      10.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


EMPLOYER                                      OFFICER
ISONICS CORPORATION

                                              __________________________________
                                              Robert H. Cuttriss,


By: _______________________________

Title: ____________________________

                                      11.

                                                                       EXHIBIT A
                      INTERPRO FINANCIAL SUPPORT GUIDELINES

In each year during the term of the Employment Agreement in which Interpro meets its revenue and earnings growth projections of 20 percent per year, Isonics agrees, at its election, to either (a) advance funds up to $200,000 per year as requested by Interpro or (b) guarantee bank or other loans designed to provide the needed working capital to Interpro. If the revenue and earnings growth is less than 20 percent per year, Isonics has the option to reduce such funding proportionately, i.e., if revenue growth is 15 percent and earnings growth is 10 percent then advances or guarantees are reduced to $100,000, or if revenue growth is 10 percent and earnings growth is 15 percent then advances or guarantees are reduced to $100,000. In any event, Isonics agrees to fund Interpro with no less than $50,000 per year of working capital annually, for a period of five years, assuming Interpro has positive earnings before income taxes, depreciation and amortization.

                                       12.

                                                                       EXHIBIT E

                            NONCOMPETITION AGREEMENT


         This NONCOMPETITION AGREEMENT is being executed and delivered as of May [__], 1998 by ROBERT H. CUTTRISS (the "Stockholder") in favor of, and for the benefit of: ISONICS CORPORATION, a California corporation (the" Purchaser"); INTERNATIONAL PROCESS RESEARCH CORPORATION, a Colorado corporation (the "Company"); and the other "Indemnitees" (as hereinafter defined). Certain capitalized terms used in this Noncompetition Agreement are defined in Section 21.


                                    RECITALS

         A. As a major stockholder of Metallurgy International, Inc., a Nevada corporation and the sole shareholder of the Company ("MII"), and an employee of the Company, the Stockholder has obtained extensive and valuable knowledge and confidential information concerning the businesses of the Company and its subsidiaries

         B. Pursuant to a Stock Purchase Agreement dated as of April 30, 1998 among the Purchaser, MII and the Company (the "Purchase Agreement"), MII is selling all of the outstanding stock of the Company to the Purchaser contemporaneously with the execution and delivery of this Noncompetition Agreement. As a result of the Purchaser's acquisition of all of the outstanding stock of the Company, the Company will become a subsidiary of the Purchaser. The Stockholder, as the majority stockholder of MII, has approved the Purchase Agreement and the transactions contemplated thereby, and as the majority shareholder of MII is a beneficiary thereof.

         C. In connection with the acquisition by the Purchaser of all of the outstanding stock of the Company pursuant to the Purchase Agreement (and as a condition to the consummation of such acquisition), and to enable the Purchaser to secure more fully the benefits of such acquisition, the Purchaser has required that the Stockholder enter into this Noncompetition Agreement; and the Stockholder is entering into this Noncompetition Agreement in order to induce the Purchaser to consummate the acquisition contemplated by the Purchase Agreement.

         D. The Purchaser and the Stockholder are executing an Employment Agreement (the "Employment Agreement") contemporaneously with the execution and delivery of this Noncompetition Agreement. Pursuant to the Employment Agreement, the Stockholder is becoming a key employee of the Purchaser and will accordingly obtain extensive and valuable knowledge and confidential information concerning the businesses of the Purchaser, the Company and the Purchaser's other subsidiaries.

         E. The Purchaser, the Company and the Purchaser's other subsidiaries have conducted and are conducting their respective businesses on a national basis.

                                    AGREEMENT

         In order to induce the Purchaser to consummate the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the Stockholder agrees as follows:

         1. Restriction On Competition. The Stockholder agrees that, during the Noncompetition Period, the Stockholder shall not:

                  (a) engage directly or indirectly in Competition in any Restricted Territory; or

                  (b) directly or indirectly be or become an officer,  director, stockholder, owner, co-owner, Affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any Restricted Territory;

provided, however, that the Stockholder may, without violating this Section 1, own, as a passive investment, shares of capital stock of a publicly-held corporation that engages in Competition if (i) such shares are actively traded on an established national securities market in the United States, (ii) the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by the Stockholder and the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by the Stockholder's Affiliates collectively represent less than one percent of the total number of shares of such corporation's capital stock outstanding, and
(iii) neither the Stockholder nor any Affiliate of the Stockholder is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation.

         2. No Hiring or Solicitation Of Employees. The Stockholder agrees that, during the Noncompetition Period, the Stockholder shall not, and shall not permit any of his Affiliates to: (a) hire any Specified Employee, or (b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the Stockholder's own behalf or on behalf of any other Person) any Specified Employee or any other employee of Purchaser, the Company or any of the Purchaser's other subsidiaries to leave his or her employment with the Purchaser, the Company or any of the Purchaser's other subsidiaries. (For purposes of this Section 2, "Specified Employee" shall mean any individual who (i) is or was an employee of the Company on the date of this Noncompetition Agreement or during the 180-day period ending on the date of this Noncompetition Agreement, and (ii) remains or becomes an employee of the Purchaser, the Company or any of the Purchaser's other subsidiaries on the date of this Noncompetition Agreement or at any time during the Noncompetition Period.)

         3. Confidentiality. The Stockholder agrees that he shall hold all Confidential Information in strict confidence and shall not at any time (whether during or after the Noncompetition Period): (a) reveal, report, publish, disclose or transfer any Confidential Information to any Person (other than the Purchaser or the Company), except in the performance of his obligations under the Employment Agreement; (b) use any Confidential Information for any purpose, except in the performance of his obligations under the Employment Agreement; or (c) use any Confidential Information for the benefit of any Person (other than the Purchaser or the Company).

         4. Representations and Warranties. The Stockholder represents and warrants, to and for the benefit of the Indemnitees, that: (a) he has full power and capacity to execute and deliver, and to perform all of his obligations under, this Noncompetition Agreement; and (b) to the best of his knowledge neither the execution and delivery of this Noncompetition Agreement nor the performance of this Noncompetition Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which the Stockholder or any of his Affiliates is or may be bound, or (ii) any law, rule or regulation. The Stockholder's representations and warranties shall survive the expiration of the Noncompetition Period for a period of one year.

         5. Specific Performance. The Stockholder agrees that, in the event of any breach or threatened breach by the Stockholder of any covenant or obligation contained in this Noncompetition Agreement, each of the Purchaser, the Company and the other Indemnitees shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. The Stockholder further agrees that no Indemnitee shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5, and the Stockholder irrevocably waives any right he may have to require any Indemnitee to obtain, furnish or post any such bond or similarly instrument.

         6. Indemnification. Without in any way limiting any of the rights or remedies otherwise available to any of the Indemnitees, the Stockholder shall indemnify and hold harmless each Indemnitee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge or expense (including third-party claims relating to this Noncompetition Agreement) that is directly or indirectly suffered or incurred at any time (whether during or after the Noncompetition Period) by such Indemnitee, or to which such Indemnitee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Noncompetition Agreement, or (b) any failure on the part of the Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Noncompetition Agreement.

         7. Non-Exclusivity. The rights and remedies of the Purchaser, the Company and the other Indemnitees under this Noncompetition Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Purchaser, the Company and the other Indemnitees under this Noncompetition Agreement, and the obligations and liabilities of the Stockholder under this Noncompetition Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Noncompetition Agreement shall limit any of the Stockholder's obligations, or the rights or remedies of the Purchaser, the Company or any of the other Indemnitees, under the Purchase Agreement or the Employment Agreement; and nothing in the Purchase Agreement or the Employment Agreement shall limit any of the Stockholder's obligations, or any of the rights or remedies of the Purchaser, the Company, or any of the other Indemnitees, under this Noncompetition Agreement. No breach on the part of the Purchaser, the Company or any other party of any covenant or obligation contained in the Purchase Agreement, the Employment Agreement or any other agreement shall limit or otherwise affect any right or remedy of the
Purchaser, the Company or any of the other Indeminitees under this Noncompetition Agreement.

         8. Severability. If any provision of this Noncompetition Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Noncompetition Agreement. Each provision of this Noncompetition Agreement is separable from every other provision of this Noncompetition Agreement, and each part of each provision of this Noncompetition Agreement is separable from every other part of such provision.

          9.      Governing Law; Arbitration.

                  (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

                  (b) Any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including without limitation any action or claim based on tort, contract, statute, or for any other cause of action, and which relates in any way to the interpretation, effect, termination, validity, enforcement, performance and/or breach of this Agreement, shall be resolved by final binding arbitration administered by the American Arbitration Association ("AAA"). The arbitration shall be conducted before a panel of three arbitrators under the commercial arbitration rules of the AAA and shall be held at an AAA facility in the City and County of Denver, Colorado. The parties hereto agree that all arbitrators serving on such panel must be available to serve on the panel in accordance with the timetable of the arbitration.

                  (c) Not for the adjudication of any matters (other than judicial review for fraud or undisclosed bias), but for the enforcement of an arbitration award or the granting of injunctive relief, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the State of Colorado.

         10. Waiver. No failure on the part of the Purchaser, the Company or any other Indemnitee to exercise any power, right, privilege or remedy under this Noncompetition Agreement, and no delay on the part of the Purchaser, the Company or any other Indemnitee in exercising any power, right, privilege or remedy under this Noncompetition Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Indemnitee shall be deemed to have waived any claim of such Indemnitee arising out of this Noncompetition Agreement, or any power, right, privilege or remedy of such Indemnitee under this Noncompetition Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Indemnitee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         11. Successors and Assigns. Each of the Purchaser, the Company and the other Indemnitees may freely assign any or all of its rights under this Noncompetition Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of the Stockholder or of any other Person. This Noncompetition Agreement shall be binding upon the Stockholder and his heirs, executors, estate, personal representatives, successors and assigns, and shall inure to the benefit of the Purchaser, the Company and the other Indemnitees.

         12. Further Assurances. The Stockholder shall (at the Stockholder's sole expense) execute and/or cause to be delivered to each Indemnitee such instruments and other documents, and shall (at the Stockholder's sole expense) take such other actions, as such Indemnitee may reasonably request at any time (whether during or after the Noncompetition Period) for the purpose of carrying out or evidencing any of the provisions of this Noncompetition Agreement.

         13. Attorneys' Fees. If any legal action or other legal proceeding relating to this Noncompetition Agreement or the enforcement of any provision of this Noncompetition Agreement is brought against the Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         14. Captions. The captions contained in this Noncompetition Agreement are for convenience of reference only, shall not be deemed to be a part of this Noncompetition Agreement and shall not be referred to in connection with the construction or interpretation of this Noncompetition Agreement.

         15. Construction. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Noncompetition Agreement. Neither the drafting history nor the negotiating history of this Noncompetition Agreement shall be used or referred to in connection with the construction or interpretation of this Noncompetition Agreement. As used in this Noncompetition Agreement, the words "include" and "including,"
and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Except as otherwise indicated in this Noncompetition Agreement, all references in this Noncompetition Agreement to "Sections" are intended to refer to Sections of this Noncompetition Agreement.

         16. Survival of Obligations. Except as specifically provided herein, the obligations of the Stockholder under this Noncompetition Agreement (including his obligations under Sections 3, 6 and 12) shall survive the expiration of the Noncompetition Period. The expiration of the Noncompetition Period shall not operate to relieve the Stockholder of any obligation or liability arising from any prior breach by the Stockholder of any provision of this Noncompetition Agreement.

         17. Obligations Absolute. The Stockholder's obligations under this Noncompetition Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of the Purchaser, the Company, any other Indemnitee or any other Person) of any provision of the Purchase Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of the Purchaser, the Company, any other Indemnitee or any other Person.

         18. Notices. Any notice required or permitted to be given under this Noncompetition Agreement shall be in writing and shall be deemed effective: (a) upon personal delivery; (b) two (2) business days after it is deposited in a regularly maintained depository of the United States Postal Service, registered or certified mail, postage prepaid, return receipt requested and properly addressed; (c) on the next business day after having been sent either by overnight delivery courier service (including, but not limited to Federal Express), or (d) upon receipt if by facsimile transmission on machine capable of verifying receipt, and addressed or sent, to the parties at the addresses and/or facsimile numbers set forth below:

                  if to Purchaser:

                           Isonics Corporation
                           4010 Moorpark Avenue
                           Suite 119
                           San Jose, CA  95117
                           Fax:     (408) 260-2110
                           Attention:  President

                           With a copy to:

                           Cooley Godward LLP
                           3000 Sand Hill Road
                           Building 3, Suite 230
                           Menlo Park, CA  94025-7116
                           Fax:  (650) 854-2691
                           Attention:  Mark P. Tanoury, Esq.

                  if to Stockholder:

                           Robert H. Cuttriss
                           5906 McIntyre Street
                           Golden, CO  80403
                           Fax:  (303) 279-6061

                           With a copy to:

                           Dufford & Brown, P.C.
                           1700 Broadway, Suite 1700
                           Denver, CO  80290
                           Fax:  (303) 832-8013
                           Attention:  Edward D. White III, Esq.


         19. Amendment. This Noncompetition Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Stockholder, the Purchaser (or any successor to the Purchaser) and the Company (or any successor to the Company).

         20. Counterparts; Facsimile Signatures. This Noncompetition Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. A facsimile copy, including a facsimile copy of a signature, shall have the same force and effect as an original.

         21. Defined Terms. For purposes of this Noncompetition Agreement:

                  (a) "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

                  (b) "Competing Product" means: (i) any product utilized in the metallurgical and mineral processing industries that has been sold or produced or evaluated for sale or production by the Company during the period of Stockholder's employment with the Company or (ii) any product similar to a product described in (i) above.

                  (c)  "Competing  Service"  means  any  contract  research  and development in the metallurgical, mineral processing and environmental industries, including environmental test work and consulting services, laboratory test work, pilot plant trials and consulting assignments in mineral processing, hydrometallurgy, pyrometallurgy, high purity and specialty mineral products, and environmental remediation of soils, wastes, and water, or any similar service; provided, however, that "Competing Service" shall not include professional services, including consulting services, which Stockholder may provide to "permitted clients" in his capacity as an individual consultant not affiliated with any firm or organization whose business includes as a material portion of its business, providing services similar to those provided by the Company. For purposes of this subparagraph 21(c), "permitted clients" means all individuals, firms and organizations (i) not clients of the Company and which have not been clients of the Company in the past two years and (ii) whose business does not include as a material portion of its business, providing services similar to those provided by the Company.

                  (d) A Person shall be deemed to be engaged in "Competition" if: (a) such Person is engaged directly or indirectly in the design, development, manufacture, assembly, promotion, sale, supply, distribution, resale, installation, support, maintenance, repair, refurbishment, licensing, sublicensing, financing, leasing or subleasing of any Competing Product; or (b) such Person is engaged directly or indirectly in providing, performing or offering any Competing Service.

                  (e) "Confidential Information" means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating directly or indirectly to the Purchaser, the Company or any of the Purchaser's other subsidiaries or relating directly or indirectly to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of the Purchaser, the Company or any of the Purchaser's other subsidiaries (including any such information consisting of or otherwise relating to trade secrets, know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers or lists of distributors); provided, however, that "Confidential Information" shall not be deemed to include information of the Company that was already publicly known and in the public domain prior to the time of its initial disclosure to the Stockholder.

                  (f) "Indemnitees" shall include: (i) the Purchaser; (ii) the Company; and (iii) the successors and assigns of each of the Persons referred to in clauses "(i)" and "(ii)" of this sentence.

                  (g) "Noncompetition Period" shall mean the period commencing on the date of this Noncompetition Agreement and ending on the earlier to occur of (i) the fifth anniversary of the date of this Noncompetition Agreement or
(ii) the termination of Stockholder's employment with the Purchaser constituting a "Termination Other Than for Cause" or "Constructive Termination" as such terms are defined in the Employment Agreement.

                  (h) "Person" means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

                  (i) "Restricted Territory" means each county or similar political subdivision of each State of the United States of America (including each of the counties in the States of California and Colorado), and each State, territory or possession of the United States of America.

         IN WITNESS WHEREOF, the Stockholder has duly executed and delivered this Noncompetition Agreement as of the date first above written.


                                   _____________________________________________
                                                Robert H. Cuttriss

                                                                       EXHIBIT F
                        OPINION OF DUFFORD & BROWN, P.C.


International Process Research Corporation ("Interpro")

Metallurgy International, Inc. ("MII")


         1. Interpro has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Colorado.

         2. Interpro has the requisite corporate power to conduct its business as it is currently being conducted.

         3. The execution and delivery of the Agreement by MII and the delivery of shares of the common stock of Interpro to Isonics pursuant to the Agreement do not violate any provision of Interpro's Restated Articles of Incorporation or Bylaws, as amended, and do not constitute a material default under the provisions of any material agreement known to us to which MII or Interpro is a party or by which MII or Interpro is bound, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to MII or Interpro or
(b) any order, writ, judgment, injunction, decree, determination or award which has been entered against MII or Interpro and of which we are aware, the violation or contravention of which would materially and adversely affect Interpro, its assets, financial condition or operations.

         4. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against MII or Interpro before any court or administrative agency that questions the validity of the Agreement.

                                       1.

                                                                       EXHIBIT G
                          OPINION OF COOLEY GODWARD LLP


         1. Isonics has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California.

         2. The Agreement has been duly and validly authorized, executed and delivered by Isonics and constitutes a valid and binding agreement of Isonics enforceable against Isonics in accordance with its terms, except as rights to indemnity under Section 9 of the Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         3. The execution and delivery of the Agreement by Isonics and the delivery of shares of the common stock of Isonics to Metallurgy pursuant to the Agreement do not violate any provision of Isonics's Restated Articles of Incorporation or Bylaws, as amended, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to Isonics or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against Isonics and of which we are aware, the violation or contravention of which would materially and adversely affect Isonics, its assets, financial condition or operations.

         4. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened against Isonics before any court or administrative agency that questions the validity of the Agreement.

         5. The 353,982 shares of Isonics Common Stock to be issued  pursuant to
Section 1.3 of the Agreement will be, upon issuance pursuant to the terms of the Agreement, duly authorized, validly issued, fully paid and nonassessable.

                                       1.

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                                                                       EXHIBIT H
                          PURCHASER'S GENERAL RELEASE

         This PURCHASER'S GENERAL RELEASE ("General Release") is being executed and delivered as of [________], 1998, on behalf of the parties identified on the signature page hereto (all of whom are referred to collectively as the "Releasors," and each of whom is referred to individually as a "Releasor") to and in favor of, and for the benefit of, METALLURGY INTERNATIONAL, INC., a Nevada corporation ("MII"), and the other Releasees (as defined in Section 2).


                                    RECITALS

         A. Contemporaneously with the execution and delivery of this General Release, MII is selling its shares of the capital stock of International Process Research Corporation, a Colorado corporation (the "Company"), to Isonics Corporation, a California corporation, pursuant to a Stock Purchase Agreement dated as of April 30, 1998 (the "Purchase Agreement").

         B. MII has required, as a condition to consummating the transactions contemplated by the Purchase Agreement, that the Releasors execute and deliver this General Release.


                                    AGREEMENT

         In order to induce MII to consummate the transactions contemplated by the Purchase Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Releasors), the Releasors hereby covenant and agree as follows:


         1. Release. Each Releasor, for himself and for each of such Releasor's Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).


         2.       Definitions.

                  (a) The term "Associated Parties," when used herein with respect to a Releasor, shall mean and include: (i) such Releasor's predecessors, successors, executors, administrators, heirs and estate; (ii) such Releasor's past, present and future assigns, agents and representatives; (iii) each entity that such Releasor has the power to bind (by such Releasor's acts or signature) or over which such Releasor directly or indirectly exercises control; and (iv) each entity of which such Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.



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                  (b) The term "Releasees" shall mean and include: (i) MII; (ii)
Robert H. Cuttriss; (iii) Patricia D. Cuttriss; (iv) Metallurgy PTY, an Australian corporation; and (v) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iv)" of this sentence, other than the Releasors.

                  (c) The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including:
(i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by a Releasor in such Releasor's capacity as a stockholder of the Company or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

                  (d) The term "Released Claims" shall mean and include each and every Claim, other than Claims based upon knowing or intentional misconduct, that (i) any Releasor or any Associated Party of any Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this General Release (excluding only such Releasor's rights, if any, under (i) the Purchase Agreement, (ii) the other agreements executed in connection with the closing of the transactions contemplated under the Purchase Agreement and attached as exhibits thereto, and (iii) the Letter of Understanding dated as of April 30, 1998 among MII, the Releasors and certain other parties thereto.

         3. Civil Code ss.1542. Each Releasor (a) represents, warrants and acknowledges that such Releasor has been fully advised by his attorney of the contents of Section 1542 of the Civil Code of the State of California, and (b) hereby expressly waives the benefits thereof and any rights such Releasor may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

                           "A general  release  does not extend to claims  which
                  the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each Releasor also hereby waives the benefits of, and any rights such Releasor may have under, any statute or common law principle of similar effect in any jurisdiction.

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         4.  Representations  and  Warranties.   Each  Releasor  represents  and
warrants that:

                  (a) such Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

                  (b) to the best of such Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

                  (c) no Associated Party of such Releasor has or had any Claim against any of the Releasees;

                  (d) no Associated Party of such Releasor will in the future have any Claim against any Releasee that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this General Release;

                  (e) this General Release has been duly and validly executed and delivered by such Releasor;

                  (f) this General Release is a valid and binding obligation of such Releasor and such Releasor's Associated Parties, and is enforceable against such Releasor and each of such Releasor's Associated Parties in accordance with its terms;

                  (g) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of such Releasor, threatened against such Releasor or any of such Releasor's Associated Parties that challenges or would challenge the execution and delivery of this General Release or the taking of any of the actions required to be taken by such Releasor under this General Release;

                  (h) neither the execution and delivery of this General Release nor the performance hereof will (i) result in any violation or breach of any agreement or other instrument to which such Releasor or any of such Releasor's Associated Parties is a party or by which such Releasor or any of such Releasor's Associated Parties is bound, or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which such Releasor or any of such Releasor's Associated Parties is subject; and

                  (i) no authorization, instruction, consent or approval of any person or entity is required to be obtained by such Releasor or any of such Releasor's Associated Parties in connection with the execution and delivery of this General Release or the performance hereof.

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         5.  Indemnification.  Without in any way  limiting any of the rights or remedies otherwise available to any Releasee, each Releasor shall indemnify and hold harmless each Releasee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement,
judgment,   award,  fine,  penalty,  tax,  fee,  charge  or  expense  (including attorneys' fees) that is directly or indirectly suffered or incurred at any time by such Releasee, or to which such Releasee otherwise becomes subject at any time, and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any failure on the part of such Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein, or (b) the assertion or purported assertion of any of the Released Claims by such Releasor or any of such Releasor's Associated Parties.


         6.       Miscellaneous.

                  (a) This General Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the Releasors and Releasees relating to the subject matter hereof.

                  (b) If any provision of this General Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this General Release. If any provision of this General Release or any part of such provision is held to be unenforceable against any Releasor, then the unenforceability of such provision or part thereof against such Releasor shall not affect the enforceability thereof against any other Releasor. Each provision of this General Release is separable from every other provision of this General Release, and each part of each provision of this General Release is separable from every other part of such provision.

                  (c) This General Release shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws). Any dispute, claim or controversy of any nature arising out of or relating to this Agreement, including without limitation any action or claim based on tort, contract, statute, or for any other cause of action, and which relates in any way to the interpretation, effect, termination, validity, enforcement, performance and/or breach of this Agreement, shall be resolved by final binding arbitration administered by the American Arbitration Association ("AAA"). The arbitration shall be conducted before a panel of three arbitrators under the commercial arbitration rules of the AAA and shall be held at an AAA facility in Santa Clara County, California. The parties hereto agree that all arbitrators serving on such panel must be available to serve on the panel in accordance with the timetable of the arbitration. Not for the adjudication of any matters (other than judicial review for fraud or undisclosed bias), but for the

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enforcement of an arbitration  award or the granting of injunctive  relief,  the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the State of California.

                  (e) This General Release may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. A facsimile copy, including a facsimile copy of a signature, shall have the same force and effect as an original.

                  (f) Each Releasor shall execute and/or cause to be delivered to each Releasee such instruments and other documents, and shall take such other actions, as such Releasee may reasonably request for the purpose of carrying out or evidencing any of the actions contemplated by this General Release.

                  (g) If any legal action or other legal proceeding relating to this General Release or the enforcement of any provision hereof is brought by any Releasor or Releasee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements to the extent actually incurred (in addition to any other relief to which the prevailing party may be entitled).

                  (h) This General Release shall be effective with respect to, and shall be binding upon and enforceable against, each Releasor who executes this General Release, regardless of whether any of the other Releasors executes this General Release.

                  (i) Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (j) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this General Release.

                  (k) As used in this General Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of
limitation,   and  shall  be  deemed  to  be  followed  by  the  words  "without limitation."

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         IN WITNESS  WHEREOF,  the Releasors have caused this General Release to be executed as of the date first above written.


                                   RELEASORS:


                                   ISONICS CORPORATION,
                                    a California corporation


                                   By:__________________________________________
                                       Name:
                                       Title:



                                   INTERNATIONAL PROCESS RESEARCH CORPORATION,
                                    a Colorado corporation


                                   By:__________________________________________
                                       Name:
                                       Title:

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